Exhibit 10.15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR

THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

THIRD AMENDED AND RESTATED COLLABORATION AGREEMENT

THIS THIRD AMENDED AND RESTATED COLLABORATION AGREEMENT (the “Agreement”) is made as of September 19, 2016 (the “Third Amended and Restated Effective Date”), by and between ADIMAB, LLC, a Delaware limited liability company having an address at 7 Lucent Drive, Lebanon, NH 03766 (“Adimab”) and ALECTOR, LLC, a Delaware limited liability company having an address at 953 Indiana Street, San Francisco, CA 94107 (“Alector”).

WHEREAS, Adimab and Alector (together, the “Parties”) entered into that certain Collaboration Agreement (the “Initial Collaboration Agreement”) dated as of January 8, 2014 (the “Effective Date”) as such Initial Collaboration Agreement was amended and restated on December 19, 2014 (the “First Amended and Restated Agreement”) and September 30, 2015 (the “Second Amended and Restated Agreement”); and

WHEREAS, the Parties wish to amend and restate the Second Amended and Restated Collaboration Agreement to revise the treatment of Optimized Antibodies with respect to milestone payments and the ability of Alector to independently optimize antibodies (other than Program Antibodies) without owing downstream payments on such antibodies under this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, representations and warranties and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the First Amended and Restated Collaboration Agreement is amended and restated in its entirety as of the date hereof to read as follows:

BACKGROUND

1. Adimab is the leader in yeast-based, fully human antibody discovery using its proprietary core technology platform.

2. Alector is a newly formed biotechnology company focused on and having great expertise in neurological, inflammatory, and cardiovascular disease-related biological targets.

3. The Parties wish to collaborate to have Alector select [***] targets; Adimab discover antibodies directed against the selected targets; and Alector determine the activity of the antibodies delivered by Adimab and have the option to license certain of these antibodies for development and commercialization as biopharmaceutical product(s), all as more particularly set forth in this Agreement.

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Adimab and Alector hereby agree as follows:

ARTICLE 1

DEFINITIONS.

The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):

1.1 “AAA” has the meaning given in Section 10.2(b)(i).

1.2 “Accounting Standards” means United States generally accepted accounting principles, or International Financial Reporting Standards, whichever is used by the applicable Party in preparing its audited financial statements, in either case, consistently applied.

1.3 “Adimab Indemnitees” has the meaning given in Section 8.2.

1.4 “Adimab Materials” means any tangible biological or chemical materials (including all vectors, antibodies and other Know-How in the form of tangible biological or chemical materials) used by Adimab or provided by Adimab to Alector under a Research Program, including Program Antibodies (and DNA encoding these Program Antibodies), but in each case excluding Alector Materials.

1.5 “Adimab Platform/Background Patents” means all Patents Adimab or any of its Affiliates Controls during the term of this Agreement that [***].

1.6 “Adimab Platform/Core Technology” means (a) fully-integrated, yeast-based antibody discovery, maturation and production via methods that include synthetic DNA antibody libraries, (b) all methods, materials and other Know-How used in the foregoing and (c) platforms embodying, components, component steps and other portions of any of the foregoing in (a) or (b).

1.7 “Adimab Platform/Core Technology Improvement” means all [***].

As non-limiting examples, the following would qualify as Adimab Platform/Core Technology Improvements if they were Adimab Program Inventions: [***].

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

[***] shall not be deemed Adimab Platform/Core Technology Improvements. Adimab Platform/Core Technology Improvements do not include inventions claimed by Broad Target/Non-CDR Antibody Patents (which, to avoid doubt, in accordance with the definition thereof, do not encompass any Program Inventions of which Adimab is an inventor in whole or in part with respect to clause (2) of the first paragraph of that definition).

1.8 “Adimab Program Inventions” means [***]. Inventorship for purposes of this definition, and all intellectual property-related definitions in this Agreement, shall be determined in accordance with United States patent law.

1.9 “Adimab True-Up Amount” has the meaning given in Section 9.6.

1.10 “Affiliate” means, as to a given entity, another entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first entity. For purposes of this definition, “control” means the ownership of fifty percent (50%) or more of the voting securities entitled to elect the directors or management of the entity, or the actual power to elect or direct the management of the entity. Adimab and Alector shall not be deemed to be Affiliates of each other, nor shall Affiliates of Alector be deemed to be Affiliates of Adimab (due to a common control relationship), or vice versa. Moreover, notwithstanding anything in this Agreement to the contrary, any venture capital fund, private equity fund or other investor who is not primarily an operating biopharmaceutical, pharmaceutical, diagnostics, or medical device research and development and/or marketing company (a “Non-Affiliate Investor”) shall not be considered an Affiliate of Alector, and any person or entity that directly or indirectly controls or is controlled by a Non-Affiliate Investor (except for any entity directly or indirectly controlled by Alector, controlling Alector, or under common control with Alector, in each case other than through Non-Affiliate Investor(s)) shall not be considered an Affiliate of Alector solely by reason of being controlled by the same Non-Affiliate Investors. The foregoing sentence shall apply mutatis mutandis to Adimab.

1.11 “Alector Change of Control” means any (i) a merger or consolidation in which Alector is a constituent party, except any such merger or consolidation in which the equity ownership of Alector outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity ownership of the surviving or resulting entity (or the ultimate parent entity of such surviving or resulting entity) or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Alector of all or substantially all the assets of Alector. Notwithstanding anything express or implied in this definition, (a) any of the foregoing transaction(s) shall not constitute an “Alector Change of Control” if (1) the business of Alector

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immediately prior to such transaction(s) is the primary business of Alector or the surviving entity immediately after such transaction(s), and (2) Alector or the surviving entity, immediately after such transaction(s), if controlled, is controlled (as “control” is defined in the definition of Affiliate), directly or indirectly, through zero, one or more intermediaries, exclusively by any one or more venture capital funds, private equity funds or other investors each of whom is not primarily an operating biopharmaceutical, pharmaceutical, diagnostics, or medical device research and development and/or marketing company and is not controlled (as “control” is defined in the definition of Affiliate) by such an operating company, and (b) if Alector becomes Affiliated with any top-20 (based on annual sales) pharmaceutical or top-20 (based on annual sales) biopharmaceutical company, regardless of the form of the transaction(s) and which entity is the surviving entity, this shall be an Alector Change of Control for purposes of this Agreement. Notwithstanding anything express or implied in this definition, Alector Change of Control excludes Subsidiary Trade Sales.

1.12 “Alector Indemnitees” has the meaning given in Section 8.1.

1.13 “Alector Materials” means any tangible biological or chemical materials (including antigen samples and other Know-How in the form of tangible biological or chemical materials) provided by Alector to Adimab under any Research Program. It is understood that Alector Materials include antibodies provided to Adimab for use in an Optimization Research Program (except to the extent that such antibodies are Program Antibodies).

1.14 “Alector Program Inventions” means [***]. Inventorship for purposes of this definition, and all intellectual property-related definitions in this Agreement, shall be determined in accordance with United States patent law.

1.15 “Antibody Sequence Coverage” means a Program Patent with respect to which all of the following clauses [***]. Adimab shall be entitled to require separate filings in order to separate claims that standing alone would be Antibody Sequence Coverage from other claims that standing alone would be either Adimab Platform/Core Technology Improvements or Broad Target/Non-CDR Antibody Patents. Furthermore, Adimab shall be entitled to require separate filings in order that Specific Sequence Information related to Program Antibodies that are not (and do not become) Licensed Antibodies are not disclosed after publication of Program Patents that do contain Sequence Specific Information for Licensed Antibodies. A Program Patent shall not be deemed Antibody Sequence Coverage to the extent it claims Alector Materials.

1.16 “Audited Party” has the meaning given in Section 4.12(a).

1.17 “Auditing Party” has the meaning given in Section 4.12(a).

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.18 “Bankruptcy Code” has the meaning given in Section 9.7.

1.19 “Broad Target/Non-CDR Antibody Invention” means [***]. Broad Target/Non-CDR Antibody Inventions that are Alector Program Inventions (but no other Program Inventions) will not be Adimab Platform/Core Technology Improvements.

As non-limiting examples, the following would qualify as Broad Target/Non-CDR Antibody Inventions if [***].

Subject to the confidentiality and sequence non-disclosure provisions of this Agreement, a Patent claiming Broad Target/Non-CDR Antibody Inventions may recite a Program Antibody or Program-Benefited Antibody as an example, and this fact alone shall not cause the claimed invention not to be a Broad Target/Non-CDR Antibody Invention.

1.20 “Broad Target/Non-CDR Antibody Patent” means any Patent that is directed solely to a Broad Target/Non-CDR Antibody Invention. Broad Target/Non-CDR Antibody Patents include [***]. In addition, to the extent a Program Patent claims Alector Materials, for purposes of this Agreement it shall be treated the same as and deemed to be a Broad Target/Non-CDR Antibody Patent.

1.21 “Business Day” means a day that is not a Saturday, Sunday or public holiday in New York, New York, USA or Lebanon, New Hampshire, USA.

1.22 “CDR” means the complementarity-determining region of an antibody as defined by the Kabat numbering scheme or, the Chothia numbering scheme or, the IMGT database.

1.23 “Collaboration” means each Party’s activities under a Research Program at any time during the Collaboration Term.

1.24 “Collaboration Term” means the period starting on the Effective Date and continuing until the later of (a) expiration of the Tail Period or (b) completion of any Research Program activities continuing thereafter; provided, however, that in no event will Adimab be required to expend resource beyond the Tail Period; and provided, further, however, that in no event shall the Collaboration Term extend beyond the date which is [***] from the Effective Date without the prior written consent of Adimab.

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.25 “Combination Product” means:

(a) a pharmaceutical composition that contains or is comprised of one or more Licensed Antibody(ies), and additionally contains or is comprised of one or more clinically active therapeutic or prophylactic ingredients that are not Licensed Antibody(ies);

(b) a pharmaceutical composition that contains or is comprised of one or more Licensed Antibody(ies) that are Optimized Antibody(ies), and additionally contains or is comprised of one or more Licensed Antibody(ies) that are not Optimized Antibody(ies);

(c) a therapeutic or prophylactic Product (whether or not a drug combination as described in (a) above) that is delivered by a proprietary, patented delivery device licensed from a Third Party, where the therapeutic or prophylactic Product and the patented delivery device are sold together for a single sales price;

(d) a diagnostic Product that contains or is comprised of one or more Licensed Antibody(ies), and additionally contains or is comprised of one or more other antibodies that are not Licensed Antibody(ies) and/or also includes one or more other patented technology(ies) that is or are royalty-bearing to any Third Party; or

(e) a diagnostic Product that contains or is comprised of one or more Licensed Antibody(ies) that are Optimized Antibody(ies), and additionally contains or is comprised of one or more Licensed Antibody(ies) that are not Optimized Antibody(ies) and/or also includes one or more other patented technology(ies) that is or are royalty-bearing to any Third Party.

1.26 “Commercially Reasonable Efforts” means, with respect to a Product, the level of efforts required to carry out a task in a diligent and sustained manner without undue interruption, pause or delay; which level is at least commensurate with the level of efforts that a similarly situated biopharmaceutical company would devote to a product of similar market potential at a similar stage in development or product life, taking into account the following factors: issues of safety and efficacy; the competitiveness of alternative products; the patent or other proprietary position of the Product; pricing and reimbursement; product profile, difficulty in and costs of developing or manufacturing the Product, competitiveness of the Product and alternative Third Party products in the marketplace; the regulatory structure involved in developing and commercializing the product; the potential profitability of the Product marketed or to be marketed; and all other relevant scientific, legal, technical, financial and commercial factors. Commercially Reasonable Efforts shall be determined on a country-by-country basis, and it is anticipated that the level of effort will change over time reflecting changes in the status of the Product and the market involved.

1.27 “Confidential Information” has the meaning given in Section 6.1.

1.28 “Control” means, with respect to any Know-How or Patent, possession by a Party, directly or through an Affiliate, and whether by ownership or license (other than pursuant to this Agreement) of the ability to grant a license or sublicense or other right as provided for in this Agreement without violating the terms of any written agreement with any Third Party.

1.29 “Cover” means, with respect to a particular item and a particular Patent, that such Patent claims or covers, in any of the countries of manufacture, use, and/or sale, (a) the composition of such item, any of its ingredients or formulations or any product containing or that is made using such item (by virtue of such product containing or being made using such item); (b) a method of making or using any of the foregoing things referred to in (a); and/or (c) an item used or present in the manufacture of any of the foregoing things referred to in (a) (for example, with respect to a biologic, any vector, plasmid or cell line used to manufacture such product or item or any ingredient in either of them).

1.30 “Epitope Patent” means [***].

1.31 “Epitope Patent Compensation” has the meaning given in Section 4.3(g).

1.32 “Epitope Patent-Only Transaction” means a [***].

1.33 “Field” means all therapeutic, prophylactic and diagnostic uses in humans or animals.

1.34 “First Commercial Sale” means, with respect to a Product in any country, the first sale, transfer or disposition for value or for end use or consumption of such Product in such country after Marketing Authorization has been received in such country.

1.35 “Force Majeure” has the meaning given in Section 10.7.

1.36 “Full Payment Term Expiration” has the meaning given in Section 9.5.

1.37 “Full Time Equivalent” or “FTE” means the equivalent of a full-time scientist’s working days over a twelve (12) month period (taking account of normal vacations, sick days and holidays not being considered working days), which equates to a total of one thousand eight hundred (1,800) hours per twelve (12) month period of scientific work performed by a fully qualified Adimab employee or consultant directly in the Collaboration. To provide an FTE over a given time period that is less than a year means to provide the proportionate share (corresponding to the proportion that such time period bears to a full year) during such time period of a full year’s FTE. In no event shall the work over the course of a year of one individual person account for more than one (1) FTE year.

1.38 “FTE Rate” means [***] per FTE (or [***] on a quarterly basis).

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.39 “Indemnify” has the meaning given in Section 8.1.

1.40 “IND” means an Investigational New Drug application, or similar application or submission to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirement of such Regulatory Authority, and any amendments thereto.

1.41 “Interest Payment” has the meaning given in Section 4.9.

1.42 “Joint Inventions” means any and [***]. Inventorship for purposes of this definition, and all intellectual property-related definitions in this Agreement, shall be determined in accordance with United States patent law.

1.43 “Joint Program Antibody Patent” means any Program Antibody Patent the invention of which is a Joint Invention.

1.44 “Joint Serendipitous Inventions” means all Joint Inventions other than those claimed by [***].

1.45 “Know-How” means all technical information and know-how, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formula, and expertise that, in each case, is not in the public domain.

1.46 “License-Competitive Infringement” has the meaning given in Section 5.7(a)(i).

1.47 “Licensed Antibody” has the meaning given in Section 3.2.

1.48 “Licensed Program Antibody Patents” means those Program Antibody Patents that Cover any Licensed Antibodies or Products.

1.49 “Losses” has the meaning given in Section 8.1.

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1.50 “Major Market” means any of the [***].

1.51 “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a product (including a Product) in any country, including a Biologics License Application (BLA) in the U.S.

1.52 “Multi-Product Deal” means a Program Transaction in which rights are granted to both (a) one or more Licensed Antibodies and/or Products, and (b) one or more antibodies, drugs and/or products that (i) are not Licensed Antibodies and/or Products, and (ii) are not Program-Benefited Antibodies.

1.53 “Multi-Product Deal Program Transaction Revenue” means, in a Multi-Product Deal, the portion of the Program Transaction Revenue for that Multi-Product Deal that is allocated and designated as Multi-Product Deal Program Transaction Revenue as provided in Section 4.3(c).

1.54 “Net Sales” means the gross amount invoiced by Alector or its Affiliates, or their Program Transaction counterparties (or their Affiliates) in Program Transactions for which the Royalty Election is made, for the sale, transfer or other disposition of Product to other Third Parties (in final form for end use or in whatever form is sold to Third Parties who are not Program Transaction counterparties (or their Affiliates)), less any of the following applicable deductions to the extent actually granted and included in the invoiced amounts:

(a) normal, customary trade discounts (including volume discounts), credits, chargebacks, rebates, and allowances and adjustments for rejections, recalls, outdated products, and returns, in each case whether voluntary or required;

(b) freight, shipping, and insurance;

(c) sales, use, excise, value-added and similar customs, taxes, tariffs or duties and other governmental charges imposed on such sale, transfer, or other disposition (but in no case taxes on income);

(d) credits actually given or allowances actually made for wastage replacement, Medicare/Medicaid rebates, indigent patient and similar programs to provide Product for free; or

(e) amounts written off by reason of uncollectible debt solely with respect to payments payable for Product to the extent consistent with Accounting Standards, as determined on a country-by-country basis, but such deduction for uncollectible debt shall not to exceed two percent (2%) of gross amounts invoiced country-by-country in any twelve (12) month period.

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Even if there is overlap between any of deductions (a) - (e), each individual item shall only be deducted once in each Net Sales calculation.

Net Sales calculated as described above shall be adjusted for Combination Products, as provided in Section 4.5(d). The same adjustment shall be applied to product bundles (in the countries where bundling is permitted under anti-trust law, if any).

Net Sales excludes amounts from sales or other dispositions of Product between Alector and any of its Affiliates, and Program Transaction counterparties (and their Affiliates), solely to the extent that such entity purchasing a Product either (a) resells such Product to another Third Party not Affiliated with any of them and such resale is included in Net Sales, or (b) the quantities are for use to be provided free to patients in a Product clinical trial.

1.55 “Non-Affiliate Investor” has the meaning given in Section 1.10.

1.56 “Optimization Research Program” means any Research Program that Alector and Adimab have designated as such, in writing, with a corresponding Research Plan, as mutually agreed upon in accordance with the governance provisions provided for in Section 2 herein.

1.57 “Optimized Antibody” means Program Antibodies or Program-Benefited Antibodies arising out of an Optimization Research Program or that are otherwise identified, generated or discovered by Adimab using an antibody within the Alector Materials. For clarity, if under an Optimization Research Program, Alector provides to Adimab an antibody which is not itself a Program Antibody, then (i) such antibody will not become a Program Antibody (or Optimized Antibody) or Program-Benefitted Antibody as a result of having been used in such Optimization Research Program, (ii) Alector shall be free to independently optimize such antibody (whether or not the Optimization Research Program is happening in parallel) and the antibodies resulting from such independent optimization without use of Adimab Confidential Information shall not be Program Antibodies (or Optimized Antibodies) or Program-Benefitted Antibodies, and shall not be deemed to have been developed by Alector in the course of the Collaboration, and (iii) the antibodies that result from the Optimization Research Program will be Optimized Antibodies (and therefore, Program Antibodies).

1.58 “Option” has the meaning given in Section 3.2.

1.59 “Option Evaluation Period” means, with respect to a particular Research Program for a Target and the Program Antibodies to such Target generated in performing such Research Program, the period commencing with the first day of the applicable Option Term and ending on the earlier of (a) the date of Option exercise or (b) the expiration the Option Term.

1.60 “Option Term” means, for each Research Program, the time period beginning at the end of the Research Term for that Research Program, and continuing for [***] months thereafter.

1.61 “Paid/Achieved Event” has the meaning given in Section 4.8.

1.62 “Party” means Adimab or Alector.

1.63 “Patent” means any patent application or patent anywhere in the world, including all of the following kinds: provisional, utility, divisional, continuation, continuation-in-part, and substitution applications; and utility, re-issue, re-examination, renewal and extended patents, and patents of addition, and any Supplementary Protection Certificates, restoration of patent terms and other similar rights.

1.64 “Payment Patent” means any (a) Licensed Program Antibody Patent (to avoid doubt these by definition are not directed to Broad Target/Non-CDR Antibody Invention(s) or Broad Target/Non-CDR Antibody Patent(s), unless covered by the next clause (b)), and (b) Epitope Patents.

1.65 “Phase I Trial” has the meaning given in Section 4.8.

1.66 “Phase II Trial” has the meaning given in Section 4.8.

1.67 “Product” means any device, biologic or drug (or investigational device, biologic or drug) for use in the Field that contains one or more (a) Licensed Antibody(ies), or (b) modified or derivative form of any Licensed Antibody, including any: (i) fragment of a Licensed Antibody, (ii) pegylated version (whether or not associated with amino acid changes) of a Licensed Antibody, (iii) otherwise chemically modified versions (including amino acid substitutions to implement or associated with the chemical modification) of a Licensed Antibody, and (iv) version of such antibody with a wholly or partially different Fc or constant region.

Products include Combination Products; provided, however, that this inclusion shall not be read to provide a license for any antibody or other active ingredient or component in a Combination Product that is not a Licensed Antibody, under independent intellectual property (including Patents and Know-How) of Adimab or its Affiliate Covering or with respect to such antibody or other ingredient on a stand-alone basis apart from its inclusion in the Combination Product. The same principle shall apply to exclude proprietary devices and diagnostic methods of Adimab and its Affiliates that do not constitute Adimab Platform/Background Patents and are not Program Inventions.

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1.68 “Program Antibody” means each antibody identified and delivered by Adimab to Alector under a Research Program. For this purpose, “delivery” will occur through Adimab providing quantities of the antibody itself (in sufficient amount to conduct cell based assays), and disclosing to Alector the nucleic acid sequence coding for such antibody. “Sequence” of a Program Antibody refers interchangeably, and throughout this Agreement, to the amino acid sequence of such antibody and any nucleic acid sequence coding for it.

1.69 “Program Antibody CDR-Specific Claims” has the meaning given in Section 1.15.

1.70 “Program Antibody Patents” means Program Patents that (a) Cover a Program Antibody or product containing a Program Antibody; (b) do not Cover Adimab Platform/Core Technology Improvements or Broad Target/Non-CDR Antibody Inventions; and (c) are not Broad Target/Non-CDR Antibody Patents. Patents that constitute Antibody Sequence Coverage are a subset of Program Antibody Patents hereunder, but those Patents that constitute Antibody Sequence Coverage may be treated differently hereunder.

1.71 “Program-Benefited Antibody” has the meaning given in Section 3.5(a).

1.72 “Program Inventions” means any invention that is conceived and/or first reduced to practice in whole or in part by employees, contractors or agents of either Party or of both Parties in the course of the Collaboration or the evaluation of a Program Antibody during the applicable Option Evaluation Period.

1.73 “Program Know-How” means all Know-How made, developed, invented or discovered by employees, contractors or agents of either Party or of both Parties in the course of the Collaboration or the evaluation of a Program Antibody during the applicable Option Evaluation Period, excluding Program Inventions claimed in any Program Patent that has published or issued.

1.74 “Program Patent” means any Patent claiming a Program Invention.

1.75 “Program Trade Sale Proceeds” means the amount of money in an Alector Change of Control allocated to [***].

1.76 “Program Transaction” means any and all agreements, transactions or arrangements that include a grant by Alector or its Affiliate(s) to any Third Party of rights of any kind with respect to any Payment Patent(s), Licensed Antibody(ies) and/or Product(s), regardless of the form of transaction, including asset sales, assignments, licenses, covenants not to sue, grants of distribution rights, Subsidiary Trade Sales and options for any of the foregoing. Program Transactions exclude (a) an Alector Change of Control and any such transactions entered into by Alector or its successor

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after, and that do not form any part of (i.e. do not form part of a series of transactions constituting), an Alector Change of Control, and (b) agreements with contract manufacturing organizations (CMOs), contract research organizations (CROs), academic research organizations (AROs) and other contractors, or academic, non-profit or governmental entities, in each case where (1) the agreement counterparty is performing services for or collaborating with Alector or its Affiliates and the counterparty and its Affiliates are not granted any commercialization rights of any kind with respect to any Payment Patent(s), Licensed Antibody(ies) and/or Product(s) (including options for commercial rights) (whether pursuant to the same or under a different agreement) and (2) no material revenue will be received by Alector or any of its Affiliates.

If multiple related or reasonably contemporaneous agreements, transactions or arrangements with any given Third Party (or set of related or affiliated Third Parties) are entered into by Alector or its Affiliate (or any combination of them), and one such agreement, transaction or arrangement would alone be a Program Transaction, then all such related or reasonably contemporaneous agreements, transactions or arrangements shall together be considered a single Program Transaction, although, for clarity, such Program Transaction may be treated as a Multi-Product Deal hereunder, if applicable. As a non-limiting example, if Alector were to enter into one agreement with a Third Party for a commercialization license for a Licensed Antibody under Licensed Program Antibody Patents, another agreement with that Third Party with respect to clinical data generated by or for Alector with respect to a Licensed Antibody Covered by such Patents, a further agreement with such Third Party for other antibodies or small molecules acting via the same Target, and another agreement with an affiliate of that Third Party for Target-related intellectual property on that same Target, then all four agreements together constitute a single Program Transaction for purposes of this Agreement, including for purposes of the definition of Program Transaction Revenue associated with such Program Transaction, and such Program Transaction would be treated as a Multi-Product Deal. As another non-limiting example, this includes a Multi-Product Deal (although, for clarity, there is a special Program Transaction Revenue determination for Multi-Product Deals set forth in Section 4.3(c)).

1.77 “Program Transaction Revenue” means all consideration (including monetary and non-monetary consideration in all forms other than not-readily-monetizable covenants that are customary in out-licensing deals in which the out-licensor is not obtaining rights to any unrelated intellectual property or products of the licensee, as further described in the last paragraph of this definition) actually received by Alector or its Affiliate or shareholders in either of them, from any Third Party in connection with a Program Transaction, excluding only:

(a) research and development reimbursement for research and development to be performed after the date of the Program Transaction, accounted for at reasonable and customary rates, on a full time equivalent basis (any excess over a reasonable and customary FTE rate is included in Program Transaction Revenue) or in the form of external costs billed through on a pass-through basis with no markup;

(b) reimbursement of patent expenses on a pass-through basis with no markup (to avoid doubt, this explicitly excludes payments to Adimab under Article 4);

(c) payments for equity of Alector to the extent at fair market value (the amount of any premium is included in Program Transaction Revenue);

(d) proceeds of repayable loans that are not forgiven (if later forgiven, the amount of the forgiven debt is included in Program Transaction Revenue);

(e) payments for supply of Product to the extent at Alector’s (or its Affiliate’s) fully burdened manufacturing cost (any excess over the fully burdened cost is included in Program Transaction Revenue);

(f) research and development funding from governmental or non-profit entities to the extent required to be spent on research and development occurring after the date the Program Transaction is signed

(g) milestone amounts paid to Alector that Alector will pay to Adimab under Section 4.8.

Other than in the case of a Multi-Product Deal (which shall be handled as provided for in Section 4.3(c), as applicable), there shall be no adjustment, proportionality or scaling of any kind to or of Program Transaction Revenue for the inclusion, in addition to Program Know-How or Licensed Program Antibody Patents, of other intellectual property or rights in the Program Transaction (e.g., clinical data or trademarks in addition to Licensed Program Antibody Patents); provided, however, that in the case of a Combination Product, the allocation of Program Transaction Revenue shall be subject to further potential adjustment under Section 4.3(c).

If Alector receives Program Transaction Revenue in a form other than immediately available funds (for example, in equity of a Third Party), then Adimab shall receive its share of the Program Transaction Revenue in the same forms and in the same proportions as does Alector (i.e., Adimab will receive its share in the same mix of immediately available funds and in-kind consideration as Alector), or if the Parties agree on a case-by-case basis that such an in-kind distribution is not practical, then Alector shall pay Adimab’s share, calculated based on the fair market value of such in-kind consideration, in cash or wire transfer of immediately available funds. If the Parties do not agree that the in-kind distribution is not practical, then Adimab shall have the right to decline and forgo its share of in-kind consideration on a case-by-case basis. For clarity, if Program Transaction Revenue is subject to increase by contingent payments related to future events and/or release of escrowed amounts, such increased amounts shall be included as Program Transaction Revenue only as and when such payments are received by Alector (or its Affiliate or shareholders in Alector or its Affiliates).

The following types of consideration in a Program Transaction are not considered and shall be deemed excluded from Program Transaction Revenue: covenants of diligent development and commercialization; representations and warranties; confidentiality and non-use commitments; customary indemnification provisions; reversionary rights to the licensed products in case of agreement termination (in whole or in part); grantbacks of intellectual property with respect to the licensed product or a field, for a retained territory or otherwise; operational commitments (e.g., to provide reports, to participate in joint committees, etc.); and similarly non-monetizable covenants that are customary in out-licensing transactions in which the out-licensor is not obtaining rights to any unrelated intellectual property or products of the licensee – and to avoid doubt explicitly excluding product quids.

1.78 “Purpose” has the meaning given in Section 6.1.

1.79 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States.

1.80 “Related Parties” has the meaning given in Section 4.12(a).

1.81 “Research Committee” has the meaning given in Section 2.1(a).

1.82 “Research Overview” means the diagram attached at Exhibit A.

1.83 “Research Plan” means the research plan set forth in Exhibit B, or any research plan providing for a program of research that the Research Committee may finalize and the Parties approve in writing as provided for in Section 2.2. It is anticipated that there may ultimately be [***] Research Plans under the Collaboration, but the final number of Research Plans is not currently known. The Research Plan of Exhibit B is “Research Plan 1.” All subsequent Research Plans will be numbered consecutively. All Research Plans shall comply with the applicable requirements stated in Section 2.2.

1.84 “Research Program” means a program of research conducted under this Agreement in accordance with a Research Plan. Research Program 1 is the program of research under Research Plan 1. Each Research Program shall have the same number as the Research Plan to which it corresponds.

1.85 “Research Term” means, for each Research Program, the period beginning when Alector first delivers Alector Materials under such Research Program to Adimab, and ending when Adimab completes the activities called for under the Research Plan for that Research Program.

1.86 “Revenue Election” has the meaning given in Section 4.3(a)(i).

1.87 “Royalty Election” has the meaning given in Section 4.3(a)(ii).

1.88 “Royalty Term” has the meaning given in Section 4.5(b).

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1.89 “Senior Executives Discussions” has the meaning given in Section 10.2(a).

1.90 “Specific Sequence Information” has the meaning given in Section 3.5(a).

1.91 “Start Date” means the date that Adimab designates in writing to Alector as the date upon which the Adimab campaign team will start the first Research Program under this Agreement. Adimab shall provide this written designation to Alector within two (2) weeks after the Effective Date.

1.92 “Subject Antibody Library” has the meaning given in Section 2.9.

1.93 “Subsidiary Trade Sale” means, with regard to any subsidiary Affiliate of Alector that does not hold or have the right to obtain all or substantially all of the Undesignated Rights under this Agreement, any transaction, or series of related transactions, that would constitute an Alector Change of Control if the name of the subsidiary Affiliate was substituted for the name of Alector in the definition of Alector Change of Control. For clarity, Subsidiary Trade Sales are Program Transactions.

1.94 “[***]” shall mean, for each Research Program, the criteria set forth in the applicable Research Plan for the characteristics that are being sought in the Program Antibodies to the corresponding Target, as a group. [***] may be defined with respect to a population of antibodies, such that some specified number (less than all) of the Program Antibodies delivered by Adimab may be required to meet different criteria], and in that case if the population of Program Antibodies collectively [meet those criteria (by the minimum numbers of individual antibodies meeting different of the articulated criteria) set forth in the applicable Research Plan), then [***] shall be deemed met. For clarification, when applicable, a single given antibody will have to fulfill multiple previously agreed upon [***]. Two antibodies, one of which fulfills affinity criteria and the other of which fulfills epitope binding domain criteria, will not together be deemed to fulfill the [***] of a given Research Plan if such [***] included the identification of a single antibody with a given affinity and a given binding epitope.

1.95 “Tail Period” means the [***] months beginning at the end of the Target Nomination Period.

1.96 “Target” means the disease-related biological target of interest to Alector that is specifically identified in Research Plan 1, or the disease-related biological target of interest to Alector that is specifically identified in any subsequent Research Plan. Different epitopes on or serotypes of the same molecule that is a biological target of interest will not be deemed to be different Targets, and Target shall be defined by reference to entire molecules rather than individual serotypes/epitopes (although activities may be focused on specific serotype/epitopes).

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1.97 “Target Nomination Period” means the period beginning on the Effective Date and ending on [***].

1.98 “Territory” means worldwide.

1.99 “Third Party” means an entity other than a Party or the Affiliate of a Party.

1.100 “Third-Party Claims” has the meaning given in Section 8.1.

1.101 “Undesignated Rights” means those commercial rights in and to a Licensed Antibody (and/or the Products comprised of such Licensed Antibody) as to which [***].

1.102 References in the body of this Agreement to “Sections” refer to the sections of this Agreement. The terms “include,” “includes,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation” regardless of whether such phrase appears there (and with no implication being drawn from its inconsistent inclusion or non-inclusion).

1.103 To avoid doubt, the term “antibody” as used everywhere else in this Agreement includes both full-length antibodies, fragments thereof, and chemically modified versions thereof (including pegylated versions and regardless of whether containing amino acid substitutions), all of the foregoing whether naturally occurring, artificially produced, raised in an artificial system, or created through modification of an antibody produced in any of the foregoing ways or otherwise.

ARTICLE 2

PROGRAM.

2.1 Scientific Research Committee.

(a) Research Committee. Promptly after the Effective Date, the Parties shall form a steering committee consisting of two (2) representatives from each Party (the “Research Committee”). Either Party may change its Research Committee members upon written notice to the other Party.

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(b) Meetings. The Research Committee shall hold its first meeting within [***] after the Effective Date. Thereafter, it shall meet from time to time promptly after the date of a written request by either Party, and in any event no less frequently than quarterly during the Collaboration Term. The Research Committee may meet in person or by teleconference or videoconference. Each Party shall designate one of its Research Committee members as co-chair. The co-chairs shall be responsible to circulate a written agenda in advance of each Research Committee meeting. The co-chairs shall be responsible to circulate, finalize and agree in writing on minutes of each meeting within [***] after the meeting date. Each Party shall be entitled to have a reasonable number of its employees and consultants who are not Research Committee members attend Research Committee meetings from time to time; provided, however, that such employees and consultants are subject to written confidentiality and non-use obligations that are no less stringent than the confidentiality obligations and restrictions on use set forth in Article 6.

(c) Responsibilities. The Research Committee’s role is to (i) facilitate communication regarding progress and results under the Collaboration and as to individual Research Programs; (ii) review and discuss reports provided by each Party; (iii) be the working group that will prepare and finalize new proposed research plans for approval by each Party; (iv) prioritize among Research Programs (including terminating or postponing Research Programs); (v) discuss and approve any research to be performed by or in collaboration with a Third Party that is primarily in the commercial antibody discovery business (as described in Section 2.8(c)), if approved by Adimab in its sole discretion; (vi) recommend to Alector additional research activities not described in a Research Plan that Alector may, in its sole discretion, authorize Adimab to perform; and (vii) perform such other activities as the Parties agree in writing shall be the responsibility of the Research Committee.

(d) Decision-Making. Day-to-day Research Program management and implementation shall be the responsibility of the Parties’ respective technical teams as regards each Party’s Research Program responsibilities. The Research Committee shall have the limited authority to (i) amend each Research Plan in a manner not substantially affecting resources required to perform such Research Plan or [***] or altering timing for performance in a way that consumes fewer FTEs than scheduled unless Adimab consents in writing in its sole discretion or receives no less than [***] notice prior to the FTE reduction (in the latter case, subject always to and without altering the minimum FTE funding requirements in Section 4.2), and (ii) prioritize among Research Programs (including terminating or delaying Research Programs), subject always to the same notice requirements prior to reducing FTEs as set forth in subsection (i). Except for the limited authority set forth in the foregoing sentence, the Research Committee shall not have any decision-making authority and the Research Committee shall have no power to amend or waive compliance with this Agreement or any Research Plan. Decisions within the purview of the Research Committee shall be made by the Research Committee by consensus, with the representatives of each Party collectively having one vote on behalf of such Party. For each meeting of the Research Committee, at least one

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(1) representative of each Party shall constitute a quorum. If the Research Committee is unable to reach a consensus with respect to a dispute within its purview (to avoid doubt, general contractual disputes and disputes as to any decisions reserved to a Party shall not be deemed to be within the Research Committee’s purview), then the dispute resolution provisions of Section 10.2(a) shall apply; provided, however, that (x) disputes regarding new research plans shall be resolved as set forth in Sections 2.2(e) and (f); (y) Alector shall have final decision-making authority regarding the prioritization of Research Programs (including terminating or postponing Research Programs (subject to the notice and FTE funding qualifications described in clauses (i) and (ii) above in this paragraph)); and (z) other than a dispute as to whether each Party has acted in good faith and in accordance with this Agreement in its participation in the Research Committee, disputes of the Research Committee not resolved by the Senior Executives Discussions under Section 10.2(a) shall not be justiciable and (absent such a failure to act in good faith and in accordance with this Agreement) shall not be litigated, and the disputed Research Committee decision not falling within (x) or (y) and not resolved under (z) shall simply not be taken.

2.2 Addition of New Targets and Research Plans/Programs.

(a) Multiple Targets/Programs at Signing, and Likelihood of More. The Parties wish to engage in the Collaboration, consisting of multiple Research Programs. The complete details have been agreed as to multiple Research Plans and Research Programs as of signing, and the Targets for these Research Programs have been determined. It is anticipated that additional Targets will be added by Alector to the Collaboration, consistent with the Research Overview and the procedures provided in this Section. For clarity, Alector may select additional Targets that are not listed in the Research Overview and for further clarity, Adimab may decline, in its sole discretion, to do a Research Program that involves humanizing/optimizing antibodies which Alector provides as Alector Materials.

(b) Selection/Notice by Alector. During the Target Nomination Period, Alector shall have the right to propose new biological targets that it wishes to add to the Collaboration as Targets, by written notice to Adimab. Such written notice may be (but is not required to be) included in one of Alector’s regular reports under Section 2.5(c) or in a written request for a Research Committee meeting. Adimab has no right to reject proposed Targets for reasons other than technical feasibility.

(c) Questionnaire and Drafting Process. Promptly after Alector’s notice, Alector shall fill out and send to Adimab the Research Program Questionnaire (the form of which is attached as Exhibit C), as well as a draft research plan (or, if the notice does not include a draft research plan, then Adimab shall provide the first draft of the research plan based on the input from the Research

Program Questionnaire). Promptly after Adimab receives the completed Research Program Questionnaire and draft research plan from Alector (within [***]), Adimab shall review the Research Program Questionnaire and draft research plan and shall provide Alector with any comments or questions, which will form the basis for a Research Committee meeting. If the Research Committee approves the general research plan concept, the Research Committee shall designate a working group consisting of the technical teams of both Parties that shall finalize the Research Plan within a period of no longer than [***]. The Parties shall work together collaboratively (through the Research Committee and otherwise) to revise and reach consensus on the plan.

(d) Required Content in Each Proposed Research Plan. Each proposed research plan shall comply with all of the following:

(i) The plan shall clearly identify the Target for which Alector provided its notice, in a manner consistent with the definition of Target.

(ii) The plan shall clearly identify [***] for the applicable Target. If applicable, it shall additionally distinguish the criteria that serve contractually as requirements to meet the [***] for purposes of this Agreement, from other criteria (if any) that are desired characteristics but are not required to be met in order for the [***] to be achieved in the applicable Research Program for purposes of this Agreement (i.e., required versus preferred characteristics).

(iii) The plan shall describe the Alector Materials to be provided.

(iv) The plan shall describe the Adimab deliverables in reasonable detail.

(v) The plan shall describe a timeline for (w) delivery of the Alector Materials to Adimab, (x) commencement of Adimab’s work under the plan, (y) delivery by Adimab of Adimab’s deliverables under the plan, and (z) if applicable, any “optional” research activities of Adimab under the plan, described below.

(vi) The plan shall describe any research to be performed by or in collaboration with a Third Party that is approved as described in Section 2.8(c).

The plan may also include additional research activities that Alector may, in its sole discretion, authorize Adimab to perform. Such additional research activities shall be identified as “optional” in the Research Plan, and shall only be performed by Adimab if so authorized by Alector in writing. For example, if a Research Plan stage is delayed because required Alector Materials are not available, Alector may authorize Adimab to undertake some or all of the “optional” research activities described in one or more Research Plans.

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(e) Process Timeline and Approval Process. The process at the Research Committee level is intended to take about [***]. Once consensus has been reached at the Research Committee level, the proposed research plan, along with a written estimate of the FTEs required to perform Adimab’s responsibilities under each stage of the plan, shall be sent by the Research Committee for formal approval within each Party. Each Party shall respond in writing with its approval of the plan, or with any concerns, within [***]. Neither Party shall unreasonably withhold, delay or condition its approval to a proposed plan that is consistent with the standards above (at either the Research Committee consensus or the approval-by-the-Parties stage). If a Party does not approve the proposed final plan, it shall provide a reason in writing and the Research Committee shall seek in good faith to find a solution, revise the plan, and resubmit for formal approval within [***]. The plan shall become a Research Plan under this Agreement, and if applicable, the target that it identifies shall become a Target under this Agreement, when an officer for each Party signs an approval letter approving the final plan.

(f) Escalation in Case of Failure to Reach Consensus. If the Research Committee is unable to reach consensus on a new research plan (either initially or after an initial plan is sent for approval but rejected by either Party), then either Party may refer the matter for further discussions by an officer or director of each Party, who is not an officer or director of and does not have (or represent a fund that has) an equity or debt interest in the other Party, directly or indirectly. Each Party shall be entitled to select its representative and shall make such representative reasonably available for discussions and seek in good faith to resolve the dispute over a period not longer than [***]. In the absence of consensus, the proposed plan shall not be a Research Plan under this Agreement, but a Party shall be entitled to proceed to further escalation and dispute resolution under Section 10.2(a) regarding the issue of whether the other Party has unreasonably withheld, delayed or conditioned its approval of the proposed research plan as a Research Plan.

2.3 Research Program Performance. Each Party shall use its reasonable efforts to carry out the Research Program activities assigned to such Party in each Research Plan, on the applicable timeline set forth in such Research Plan. Adimab shall deliver to Alector the Program Antibodies and all other deliverables described in each Research Plan in accordance with the timetable set forth therein, but no later than the end of the applicable Research Term, unless an Alector re-prioritization of Research Programs results in a different timeline; provided, however, that Adimab shall use its reasonable efforts to not provide sequence information for any particular Adimab Materials until Alector requests such information in writing; provided, further, that Alector acknowledges that such a requirement is outside of Adimab’s normal processes and that in the event

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that Adimab does send sequences (whether or not so requested in writing), such sequences shall be the Confidential Information of Adimab and otherwise treated identically to all other sequences sent to Alector hereunder. Adimab’s performance obligations under each Research Plan shall be contingent upon Alector providing the Alector Materials set forth in such Research Plan and the FTE funding as provided in this Agreement, and shall expire at the end of the Research Term. Alector’s performance obligations relating to testing of Program Antibodies under a Research Plan are contingent upon Adimab providing the Program Antibodies as detailed in the Research Plan that collectively meet the applicable [***].

2.4 Collaboration FTE Commitments.

(a) FTE Commitment. Upon completion of a Research Plan, Adimab shall use Commercially Reasonable Efforts to commence the Research Program as promptly as practicable, taking into account the availability of Adimab researchers. No later than three (3) months prior to the expiration of the Target Nomination Period, Alector shall notify Adimab in writing of those Research Programs that Alector elects (in its sole discretion) to pursue during the Tail Period (or any portion thereof) and Adimab will provide Alector with a schedule of the FTE usage required by Adimab to continue such Research Programs during the Tail Period, which schedule will be based on the then-current Research Plan for such Research Programs. If Alector so elects, during the Tail Period Adimab will devote the number of FTEs set forth on such schedule. Adimab shall not be required during the Target Nomination Period or during the Tail Period to devote any FTEs to performing Research Programs, other than FTEs funded by Alector under Section 4.2.

(b) Funding. Alector is responsible to fund the FTEs devoted by Adimab to the Collaboration as set forth in Section 4.2. In no event shall Alector be required to fund more than [***] during the Target Nomination Period unless agreed to by Alector in writing. For clarity, an e-mail from Alector explicitly authorizing such additional work shall be deemed to be “in writing” for these purposes.

(c) [***]. During the [***] and for a period of [***], the [***] whom Adimab has designated as the [***] for a given Research Program shall not [***] to the corresponding [***] using [***] for Adimab or its Affiliates (whether for their own account or on behalf of any Third Party). It is understood and agreed that if such [***] is no longer in Adimab’s or its Affiliate’s [***], then [***] activities for [***] are beyond the scope of (and are not [***] under) the foregoing sentence.

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2.5 Records and Reports.

(a) Records. Each Party shall maintain scientific records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Collaboration. All such records and the information disclosed therein shall be maintained in confidence in accordance with Article 6 to the extent reflecting Confidential Information of the other Party. Adimab shall not be required to disclose Adimab Platform/Core Technology to Alector, even if reflected in such records.

(b) Reports By Adimab. At the junctures specified in each Research Plan, Adimab shall provide written reports to Alector of the Program Antibodies Adimab has identified under that Research Plan, any information with respect to them that such Research Plan provides for Adimab to disclose, and any Program Know-How or Program Inventions owned by Alector based on the terms hereof. Adimab shall not be required to disclose any Adimab Platform/Core Technology to Alector.

(c) Reports By Alector. During the Research Term at the junctures set forth in the Research Plan, and then semi-annually throughout the term of the applicable Option and for so long as Alector or any of its Affiliates, successors, licensees or sublicensees continue to generate or test any Program-Benefited Antibodies, Alector shall provide written reports to Adimab. Alector’s reports shall provide any Program Know-How developed by Alector in the applicable Research Program that Alector is required to provide under the Research Plan, and shall disclose all Program-Benefited Antibodies since the date of the last report. Such reports and their contents are Confidential Information of Alector (except to the extent that Alector includes any Adimab Confidential Information in the reports).

2.6 Use of Adimab Materials. Alector shall not use Adimab Materials in any way outside of the Research Program or other than pursuant to the licenses granted under this Agreement while such licenses are in effect. Among other things, this means that, except under the applicable Research Program as outlined in the applicable Research Plan or pursuant to such licenses, or as otherwise expressly provided in this Agreement (for example, the limited exceptions in Section 3.5 below), Alector shall not: (a) provide Adimab Materials to any Third Party (except permitted Third Party contractors and collaborators as described in Section 2.8), (b) sequence or modify the Adimab Materials, or (c) use sequence information regarding, or quantities of, Program Antibodies or Adimab Materials for any purpose other than to research, develop and commercialize Program-Benefited Antibodies pursuant to Section 3.5.

Adimab retains title to the Adimab Materials, including all quantities of Program Antibodies that it provides under the Collaboration. Unless Alector exercises an Option with respect to such Program Antibodies, such quantities of Program Antibodies are for use solely in assessing whether to exercise the Options. Such quantities shall not be used in humans or in antibody discovery research to screen for or discover other antibodies; provided, however, that Alector may use such quantities to compare the performance of Program Antibodies in various assays against other

Program Antibodies, benchmark research antibodies, benchmark commercial antibodies, or any other agent, including small molecules and biological agents (including antibodies), all of which prior to the comparison to Program Antibodies have previously been identified as having activity against, binding to, agonizing, antagonizing or inhibiting the applicable Target (provided, however, that negative controls already identified as such are permitted to be used). Unless Alector exercises the applicable Option, on expiry of the applicable Option Term, or earlier termination of this Agreement, Alector shall return to Adimab or destroy the remaining quantities of Program Antibodies provided by Adimab under the applicable Research Program, if Adimab requests in writing. Without limiting the generality of the foregoing, Alector shall not provide Program Antibodies to Third Parties who are in the commercial antibody discovery business, except as provided in Section 2.8(b) or the last sentence of Section 2.8(c).

2.7 Use of Alector Materials. Adimab shall not use Alector Materials in any way other than to perform Adimab’s obligations under a Research Program or pursuant to the license granted under this Agreement while such license is in effect. Adimab shall not transfer the Alector Materials to any Third Parties or outside of Adimab.

Alector retains title to the Alector Materials, including all quantities of antigens that it provides under the Collaboration. Upon expiration of the Research Term for each Research Program, or earlier termination of this Agreement, Adimab shall return to Alector or, if requested by Alector in writing, destroy the remaining quantities of Alector Materials provided for use in such Research Program.

2.8 Third Party Contractors and Collaborations. The following provisions of this Section 2.8 will not apply to Program Transactions and any Third Parties involved therewith (including any Affiliates of any such Third Parties), before or after Option exercise, nor to any Licensed Antibodies, Program-Benefited Antibodies or Products after Option exercise:

(a) Fee-for-Service Contractors. Alector may utilize the services of Third Party fee-for-service organizations, at its sole discretion except as provided in Section 2.8(c), to perform its obligations under the Collaboration and to perform research in order to evaluate Program Antibodies in order to determine whether to exercise one or more Options under this Agreement. Alector’s agreement with any such Third Party shall be consistent with the applicable terms of this Agreement (including Section 2.6), provide Adimab the same rights under this Agreement as if Alector had done the work itself, and include confidentiality and nonuse provisions that are no less stringent than those set forth in Article 6 of this Agreement.

(b) Collaborators. The Parties agree that it may be necessary or useful for Alector to enter into collaborations with Third Parties which are not fee-for-service contractors (as described in Section 2.8(a) above), which are not primarily in the commercial antibody discovery business, and which provide services and/or Know-How and other intellectual property that are necessary or useful for Alector to perform its obligations under the Collaboration and/or to evaluate Program Antibodies in order to determine whether to exercise one or more Options under this Agreement. Alector’s agreement with any such Third Party shall contain (i) restrictions on the use of Adimab Materials consistent with Section 2.6 (including the prohibition on using Program Antibodies in screening), (ii) confidentiality and non-use provisions that are no less stringent than those set forth in Article 6 of this Agreement, and (iii) provisions that ensure that any and all data and results arising out of the Third Party collaboration may be provided to Adimab as and to the extent contemplated under this Agreement. Alector shall use commercially reasonable efforts to ensure that it obtains the right to assign, license or sublicense to Adimab any intellectual property rights arising out of the Third Party collaboration that constitutes an Adimab Platform/Core Technology Improvement, or, if it believes it will not be practicable to obtain such right to assign, license or sublicense to Adimab, then Alector shall not disclose or transfer to the applicable Third Party (x) any Adimab Confidential Information other than Program Antibody sequences or (y) any Adimab Materials other than Program Antibody samples.

(c) Commercial Antibody Discovery Businesses. In the event that a research arrangement is contemplated by Alector that would be with a Third Party that is primarily in the commercial antibody discovery business but not a collaborator as described in Section 2.8(b) above, in connection with the Collaboration or to evaluate Program Antibodies in order to determine whether to exercise one or more Options under this Agreement, Alector will contractually ensure that Program Antibody samples provided to such contract research organizations will be used solely in testing that does not involve using the Program Antibodies in screening for the activity or interaction of other antibodies via or with the applicable Target, even if the contract research organization may perform antibody discovery activities in unrelated work for Third Parties; provided, however, that the arrangements with the contract research organization are otherwise fully in compliance with Section 2.8(a). For clarity, it is the intention of the Parties that a Third Party that is primarily in the commercial antibody discovery business shall not have the advantages or benefits of Adimab Confidential Information, Adimab Materials or Program Antibodies in performing antibody discovery and optimization services, apart from the Collaboration or to evaluate Program Antibodies.

2.9 Non-Exploitation of Program Antibodies by Adimab (Unless Independently Discovered) At All Times. Unless independently rediscovered in full compliance with Section 2.4(c) and without the use of (a) Alector Materials, (b) Confidential Information of Alector (subject to Section 6.2(e) regarding independent development of such information), (c) any antibody library that is (A) used in a Research Program for a Target for Alector and (B) used for initial screening in antibody discovery to discover potential Program Antibodies (in contrast to any antibody library used to optimize any antibodies discovered from any such initial screening) (any such antibody library satisfying clause (A) and (B), a “Subject Antibody Library”) or any antibodies identified therefrom (including Program Antibodies), or any of their partial or whole sequences, or (d) any Program Inventions or Program Know-How to the extent solely owned by Alector based on the terms of this Agreement (subject to Section 6.2(e)), Adimab and its Affiliates shall not (i) provide the Program Antibodies or their (partial or whole) sequences to any Third Party at any time, or any other antibody or their (partial or whole) sequences identified from any Subject Antibody Library, or (ii) use the Program Antibodies, any other antibody identified from any Subject Antibody Library, or any of their (partial or whole) sequences to research, develop, manufacture or commercialize biologic or drug products in the Field for Adimab, its Affiliates or for any Third Parties, or (iii) perform any research, discovery or development using any Subject Antibody Library (other than under this Agreement), or provide (by any means, such as sale, license or transfer), any Subject Antibody Library (or any portion thereof) to any others. This clause is in no way intended to limit Adimab’s ability to transfer (including licensing) its Adimab Platform/Core Technology (including antibody libraries) to other entities or for those entities to use the Adimab Platform Technology (including antibody libraries), subject to the restrictions above regarding any Subject Antibody Library (in whole or in part) and antibodies identified therefrom (including Program Antibodies), or any of their partial or whole sequences. Adimab is not under any circumstances required by this Agreement to remove or screen out any antibodies (or coding sequences) from its antibody (or coding sequence) libraries, but is limited with respect to any Subject Antibody Library as provided above. Adimab may independently regenerate such coding sequences without use or reference to the Program Inventions and/or Program Know-How or any Subject Antibody Library, other than any Adimab Platform/Core Technology Improvements (which nothing in this Agreement shall be read to restrict Adimab from using). In the case of independent rediscovery as provided in the first sentence of this Section, Adimab shall be unrestricted in its use of and ability to provide the applicable independently rediscovered and/or independently regenerated antibodies to others.

ARTICLE 3

LICENSES; OPTION; DEVELOPMENT & COMMERCIALIZATION

3.1 Mutual Research Program Licenses.

(a) To Alector. Adimab and its Affiliates hereby grant Alector a nonexclusive license under the Adimab Platform/Background Patents, Adimab Program Patents, Program Know-How and other Know-How transferred by Adimab to Alector in the context of any Licensed Antibody, for Alector to perform Alector’s responsibilities as provided for in the Research Plan as part of the Research Program during the Research Term, and for Alector to perform research (but excluding human clinical trials) of the Program Antibodies to each Target during the Option Term for that Research Program for such Target in order to evaluate whether to exercise the Option with respect to that Research Program and one (1) or more of such Program Antibodies directed to that Target. The foregoing license excludes the right to discover antibodies and excludes the right to use Program Antibodies to screen for other antibodies’ activity vis-à-vis the Target (such exclusion including the right to use the Program Antibodies as a control to test, screen for or design other antibodies), except that Alector may use such quantities to compare the performance of Program Antibodies in various in vitro and/or in vivo assays against other Program Antibodies, and against benchmark research antibodies, benchmark commercial antibodies or any other benchmark agent, including small molecules and biological agents (including antibodies), all of which prior to the comparison to Program Antibodies have previously been identified as having activity against, binding to, agonizing, antagonizing or inhibiting the applicable Target (provided, however, that that negative controls already identified as such are permitted to be used). The foregoing license is subject to Alector’s compliance with the restrictions on use of Adimab Materials set forth in Section 2.6.

(b) To Adimab. Alector and its Affiliates hereby grant to Adimab a non-exclusive license under all Patents and Know-How (including Program Patents and Program Know-How) Controlled by Alector (or its Affiliate) and relating in any way to the Target for each Research Program (including any that so relate by claiming antibodies directed to that Target or a mechanism of action via that Target) or any Alector Materials, for Adimab to perform Adimab’s responsibilities as provided for in the applicable Research Plan as part of the applicable Research Program during the applicable Research Term. The foregoing license is subject to Adimab’s compliance with the restrictions on use of Alector Materials set forth in Section 2.7.

3.2 Alector Option. Adimab hereby grants Alector the exclusive option (each, an “Option”) to obtain the licenses of Section 3.3 and assignment of corresponding Antibody Sequence Coverage for the corresponding Licensed Antibodies, exercisable in relation to each Research Program (including each Optimization Research Program) by Alector in its sole discretion upon written notice to Adimab on or before the expiry of the Option Term for such Research Program. Alector shall, in its written notice to exercise the Option, specify up to [***] Program Antibodies as the “Licensed Antibodies” for the Target that are identified in such Research Program (or if the Option is exercised early, thereafter during the Collaboration Term but not to exceed [***] in the aggregate for such Research Program). Subject to such Option exercise by Alector on the terms provided herein, Adimab hereby assigns the Antibody Sequence Coverage with respect to Licensed Antibodies to Alector, which assignment shall occur automatically without any further action required by either Party or any of their respective Affiliates. If, upon or after the filing or institution of bankruptcy, reorganization, composition of creditors, arrangement, liquidation, or receivership proceedings by or against Adimab, or upon an assignment of all or substantially all of Adimab’s assets for the benefit of creditors or any Third Party, or upon the appointment of a receiver, administrative receiver or similar officer over all or substantially all of Adimab’s undertaking or assets, or for any other reason (other than a material, uncured breach by Alector of this Agreement), such assignment does not occur, then such Antibody Sequence Coverage will be treated as part of the license grant set forth in Section 3.3, which license grant is granted as of the Effective Date as a current license grant, subject only to the Option exercise by Alector but not any other action by Adimab.

3.3 Development/Commercialization License. Adimab and its Affiliates hereby grant to Alector for each Target, which may only be practiced after Option exercise for that Target, a worldwide, royalty-bearing, sublicenseable (solely as provided in this Section) license under the relevant Adimab Platform/Background Patents, Licensed Program Antibody Patents (to the extent

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owned by Adimab), and Program Know-How and other Know-How transferred by Adimab to Alector in the context of any Licensed Antibody, in the Field, to research, develop, make, have made, use, sell, offer to sell, import and export Licensed Antibodies to such Target and Products based on Licensed Antibodies to such Target during the term of this Agreement. Such license shall be exclusive (even as to Adimab, except as regards the retained library rights of Section 5.2(c)) under the Licensed Program Antibody Patents (and for enforcement purposes under Section 5.7(a) shall include the full scope of the Licensed Program Antibody Patents). Such license shall be non-exclusive under the Adimab Platform/Background Patents, Program Know-How and other Know-How transferred by Adimab to Alector in the context of any Licensed Antibody. Such license shall be sublicensable through one (1) or more tiers of sublicensees without the need to obtain consent; provided, however, that the sublicense agreement (a) is consistent with and subject to this Agreement, contains provisions that enable Alector to comply with its reporting obligations under this Agreement (e.g., reporting and audit provisions), (b) requires the sublicensee(s) at each tier to indemnify Adimab on the same basis as provided for in Article 8 (and the sublicense shall provide that Adimab is a third-party beneficiary of such indemnification obligation) and (c) shall provide that if Alector makes the Royalty Election under this Agreement with respect to the sublicense, then (i) such sublicense shall contain royalty payment obligations of the sublicensee that are sufficient to cover the applicable royalty payment obligations pursuant to Section 4.5 to Adimab made within the scope of such sublicense and (ii) Adimab shall be an intended third-party beneficiary of such royalty payment obligations of the sublicensee under such sublicense (without imposing any greater obligation on the sublicensee than imposed on Alector under this Agreement) and of the indemnification obligation required under clause (b). The requirements of the foregoing sentence as to sublicensees shall also apply to all Program Transaction counterparties.

3.4 Diligent Development and Commercialization.

(a) Diligent Efforts. Alector shall by itself or its Affiliates or by a Program Transaction(s), for each Target for which the Option is exercised, devote Commercially Reasonable Efforts to preclinically and clinically develop, seek Marketing Authorization for, and launch and actively commercialize [***] Product containing a Licensed Antibody to such Target, for the Major Markets.

(b) Reports. Annually, Alector will provide Adimab with a written report summarizing Product progress in development and commercialization, and Alector’s and its Affiliates’ significant activities in that regard, on a Target-by-Target basis. If requested by Adimab, Alector shall meet with Adimab to discuss such report at least annually. Alector shall make the following personnel available for such meetings: the project leader (or equivalent) for Product development, and another person at VP level or above. These meetings are not required of Third Party sublicensees or Program Transaction counterparties of Alector or its Affiliates, or of Alector with respect to any Target for which all rights of Alector under this Agreement with respect to Licensed Antibodies to such Target have been out-licensed or transferred to Third Parties.

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3.5 Commitments Regarding Program-Benefited Antibodies.

(a) Program-Benefited Antibodies. The Parties intend that if [***]. This Agreement gives Alector and its Affiliates the right to modify the Licensed Antibodies, by including modified versions of them and derivatives of them in the definition of “Product” provided above. Alector and its Affiliates shall also be entitled to use sequence-related information obtained under this Agreement to research, develop and commercialize antibody products in the Field that are not Products; provided, however, that the Parties also intend that Alector and its Affiliates shall not develop or commercialize an antibody product that is [***] (such complete or partial sequence information, “Specific Sequence Information”, and each of the foregoing (a) through (d) in this sentence, a “Program-Benefited Antibody”), without exercising the applicable Option and paying Adimab fees pursuant to Article 4 with respect to such Program-Benefited Antibody and/or product containing such Program-Benefited Antibody as if such Program-Benefited Antibody were deemed a Licensed Antibody and such Program-Benefited Antibody product were deemed a Product under this Agreement, subject to the remainder of this Section 3.5(a). For clarity, an antibody will not be deemed a Program-Benefited Antibody or a Program Antibody solely as a result of the application or use of a Broad Target/Non-CDR Antibody Invention, or any other Program Know-How or Program Invention owned solely or jointly by Alector hereunder (other than Specific Sequence Information), in the discovery, research, development, manufacture or commercialization of such antibody product. Alector shall comply with its regular reporting obligations as to Program-Benefited Antibodies as in Section 2.5(c). For clarity, an antibody product will not be deemed a Program-Benefited Antibody or a Program Antibody solely because it is covered by a Broad Target/Non-CDR Antibody Patent or Broad Target/Non-CDR Antibody Inventions; provided that Alector makes the payments to Adimab provided for in this Agreement in relation to Epitope Patents. An antibody product, including a benchmark research or commercial antibody, and/or an antibody that was independently generated by Alector or any of its Affiliates, for clarity, will not be deemed a Program-Benefited Antibody or a Program Antibody due to (i) its application or use in biochemical in vitro or in vivo assays (including the same biochemical in vitro or in vivo assays that were used for testing any Program-Benefited Antibodies or Program Antibodies), or due to its application or use in indirect or direct comparison against any Program-Benefited Antibodies or Program Antibodies, or (ii) without derogating from any of Alector’s obligations regarding Adimab’s Confidential information set forth in this Agreement, use of any information of Alector or Adimab or any of their Affiliates, other than Specific Sequence Information. For further clarity, the use of “discovered and/or optimized” in the clause (c) above does not refer to the use of information (including any

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Specific Sequence Information, which is addressed in clause (d) above and in clause (c)), but rather the use of any tangible antibody material provided by Adimab in experiments whereby another antibody is discovered for the Target in question, or is optimized for the Target in question (such as by using a competitive antibody binding screening assay using any such antibody provided by Adimab to identify another superior antibody to such Target).

(b) Covenant Not to Sue. Except as provided in the last sentence of this Section, so long as Alector and its Affiliates are in compliance with Section 3.5(a) with respect to a Program-Benefited Antibody, Adimab shall not, directly or indirectly, assert any claim against Alector or its Affiliates, successors in interest, acquirers (whether of Alector or of all or substantially all of the assets of Alector relating to the subject matter of this Agreement), licensees, sublicensees, other Program Transaction counter-parties, distributors or end users, with respect to the research, development, manufacture, have manufacture, sale, offering for sale, import or export of any product containing such Program-Benefited Antibody, for infringement of any Licensed Program Antibody Patents, Adimab Platform/Background Patents and Program Know-How and other Know-How transferred by Adimab to Alector in the context of any Licensed Antibody, with respect to Licensed Antibody(ies). The foregoing covenant shall be binding on all of Adimab’s Affiliates and successors in interest under this Agreement, and any exclusive licensees, exclusive sublicensees, and assignees of any Licensed Program Antibody Patents, Adimab Platform/Background Patents and Program Know-How and other Know-How transferred by Adimab to Alector in the context of any Licensed Antibody, regarding Licensed Antibody(ies), and Adimab shall as a condition of assigning this Agreement, or providing the applicable exclusive license, exclusive sublicense or assignment, obtain a contractual commitment from the applicable entity receiving rights to comply with such covenant. Such covenant does not apply to any Patent other than a Licensed Program Antibody Patent or Adimab Platform/Background Patent. For purposes of this Section 3.5(b), Adimab Platform/Background Patents and Licensed Program Antibody Patents shall be interpreted as if the Program-Benefited Antibodies were Licensed Antibodies. The covenant of this Section 3.5(b) shall not apply to activities after a termination of this Agreement in its entirety or surrounding the Target to which the Program-Benefited Antibody relates, in each case for an Alector uncured material breach. This Section 3.5(b) shall not be read to allow, or prevent a suit by Adimab with respect to, Alector’s practice of Adimab Platform/Core Technology for antibody discovery or optimization purposes or for the practice of technology for any purpose other than those described herein with respect to Program-Benefited Antibodies.

ARTICLE 4

FINANCIAL TERMS.

4.1 Technology Access Fee. Alector shall pay Adimab a one-time technology access fee equal to [***], within three (3) Business Days after the Effective Date.

4.2 Research Funding.

(a) Funding Amounts. Alector shall pay Adimab for the FTEs actually performing scientific work in each Research Program under the Collaboration during the Collaboration Term at the FTE Rate; provided, however, that Alector will not be responsible to fund any Adimab FTEs in excess of the FTE estimates set forth in a Research Plan without Alector’s prior written consent in its sole discretion and that in the absence of such consent, Adimab shall not be required to expend additional FTEs beyond those estimated in the applicable Research Plan. Adimab acknowledges and agrees that the FTE Rate reflects Adimab’s fully-loaded costs and expenses in performing its Research Program obligations under the Collaboration, and that except as explicitly set forth herein Adimab is solely responsible for its internal and external costs and expenses in performing its obligations thereunder (provided that Adimab shall not be required to devote FTEs to the Research Programs which FTEs are not funded by Alector under this Section). In addition, Alector shall reimburse Adimab for any external costs actually spent by Adimab related to the purchase or production of antigen for use in a Research Program, provided Adimab has obtained Alector’s prior written consent for any such external costs.

(b) Invoicing and Payments. Payments under this Section shall be due quarterly in advance based on estimated FTE usage anticipated for such calendar quarter, subject to true-up each quarter at the end of the quarter. If Alector has paid for more FTEs than are actually used in any calendar quarter, then any such overpayment shall be promptly refunded to Alector or deducted from future calendar quarter advance payments under this Section, in Alector’s sole discretion. At least [***] prior to the Start Date, and at least [***] prior to the commencement of each calendar quarter during the Collaboration Term thereafter, Adimab shall deliver to Alector a detailed invoice stating the number of FTEs that are scheduled to perform activities under the Collaboration during such calendar quarter. The first advance payment under this Section 4.2 shall be on or prior to the Start Date ([***] after receipt of the applicable invoice, if later) and shall be calculated on the scheduled FTE usage for the period commencing on the Start Date and ending at the end of the calendar quarter in which the Start Date occurs. Thereafter, each quarterly advance payment will be

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due on or prior to the first Business Day of each calendar quarter during the Collaboration Term (or [***] after receipt of the applicable invoice, if later) and shall be calculated on the scheduled FTE usage for the upcoming calendar quarter. Within [***] after the end of each calendar quarter during the Collaboration Term Adimab shall deliver to Alector a detailed invoice stating the number of FTEs that actually performed activities under the Collaboration during the prior calendar quarter, the amount of any advance payments made by Alector (or credits due to Alector) in respect of such activities, and any true-up amount due. All payments shall be due within [***] of Alector’s receipt of the invoice.

4.3 Revenue Payments and Royalty Payments.

(a) Elections. [***] Within [***] after a Program Transaction is entered into, Alector shall inform Adimab in writing whether Alector elects to pay either (1) a share of Program Transaction Revenue with respect to such Program Transaction, as set forth in Section 4.4, or (2) a royalty on Net Sales on Products sold pursuant to rights included in such Program Transaction, as set forth in Section 4.5. In addition, at any time that is prior to the closing of an Alector Change of Control, upon written notice to Adimab, Alector may make an irrevocable Royalty Election with respect to a Product as to which no Revenue Election has previously been made. Alector is entitled to make such election on a Program Transaction-by-Program Transaction basis. If no election under this Section 4.3(a) has been made as of the date of First Commercial Sale of any given Product in any given country, then the Royalty Election shall automatically be deemed made as to such Product in such country (and the Revenue Election shall not be an option as to such Product in such country). If Alector fails timely to elect either the Revenue Election or the Royalty Election, then the Royalty Election shall automatically be deemed made for that Program Transaction.

(i) Revenue Election. If Alector elects to pay a share of Program Transaction Revenue with respect to such Program Transaction, then it has made the “Revenue Election” with respect to the particular Program Transaction. Alector shall, simultaneously with such notice, disclose to Adimab a copy of all documents governing such Program Transaction, but shall be entitled to redact from the copy shared with Adimab reasonable amounts of information not relevant to the determination of Program Transaction Revenue or any allocation thereof pursuant to Section 4.3(c), (d) or (e) hereunder or confirmation that the agreements comply with this Agreement (e.g., the requirement that sublicensees provide appropriate indemnification of Adimab).

(ii) Royalty Election. If Alector elects to pay a royalty on Net Sales on Products sold pursuant to rights included in such Program Transaction, then it has made the “Royalty Election” with respect to the particular Program Transaction. Alector shall disclose, simultaneously with such notice, a copy of all documents governing such Program Transaction, but

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shall in this case be entitled to redact from the copy shared with Adimab reasonable amounts of information not relevant to the calculation of royalties hereunder or to the confirmation that the agreements comply with this Agreement (e.g., the requirement that sublicensees provide appropriate indemnification of Adimab).

(b) Alector Change of Control.

(i) Undesignated Rights After an Alector Change of Control. Unless the Parties agree otherwise in writing prior to the closing of an Alector Change of Control, then the Royalty Election shall automatically be made for all Undesignated Rights transferred pursuant to such Alector Change of Control.

(ii) Undesignated Rights Prior to an Alector Change of Control. At any time prior to an Alector Change of Control, Alector may notify Adimab in writing of its desire to elect to pay Adimab the specified percentage of Program Trade Sale Proceeds provided below in lieu of the Royalty Election automatically applying with respect to such Undesignated Rights.

(iii) Prior Revenue Election. After an Alector Change of Control, Revenue Elections for pre-existing (prior to the Alector Change of Control) Program Transactions with Third Parties will continue to apply only for so long as such rights remain with the Third Party (and if such rights ultimately revert to Alector or its successor, then they shall be subject to the Royalty Election) and there shall be no offset of payments already made to Adimab in respect of such pre-existing Program Transaction against royalties due to Adimab under such Royalty Election. Furthermore, if the counterparty to the Alector Change of Control was (or its Affiliate was) a counterparty to a Program Transaction for which a Revenue Election or Royalty Election was previously made, then Alector shall be required to make the same election for the Alector Change of Control as was made for such Program Transaction unless Adimab agrees otherwise in writing in its sole discretion.

(c) Allocation of Revenue. Adimab and Alector shall each be reasonably available to negotiate in good faith the determination of (i) Program Trade Sale Proceeds (in the case of an Alector Change of Control) (ii) Program Transaction Revenue which is Multi-Product Deal Program Transaction Revenue (in the case of a Multi-Product Deal) based on the proportion of the Program Transaction Revenue which is allocable to Licensed Antibodies and Products, and (iii) Program Transaction Revenue which is allocable to Optimized Antibodies and to Program Antibodies/Program Benefitted Antibodies that are not Optimized Antibodies, as provided in the penultimate sentence of Section 4.4 below. If despite good faith efforts the Parties are unable to agree upon such determinations within such [***] period, then Alector may request that a Third Party determine the allocation in accordance with Section 10.2. As part of such negotiation or arbitration, the Parties shall value Combination Products, if applicable, pursuant to the principles set forth in Sections 4.4 and 4.5(d).

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(d) Finality of Election. Once Alector makes either the Revenue Election or the Royalty Election with respect to a particular Program Transaction (or the Royalty Election is deemed made), this election is irrevocable as to the particular Program Transaction. To avoid doubt, this means that if the surviving or acquiring entity later licenses rights to Licensed Antibodies transferred pursuant to the Alector Change of Control to a Third Party, the Royalty Election shall continue to apply to such Licensed Antibodies, and the surviving or acquiring entity will not have the opportunity to elect otherwise hereunder.

(e) Program Transaction Confidentiality. All Program Transaction documents provided by Alector to Adimab and the terms and information contained therein shall be Confidential Information of Alector subject to the provisions of Article 6.

(f) No Double-Counting. If Alector enters into an Alector Change of Control or a Program Transaction, and the counterparty (or an Affiliate of such counterparty) already has an agreement with Adimab (or any of its Affiliates or licensees), then only one agreement shall be applicable to any Products hereunder, so that, among other things, no payments will be owed under both this Agreement and such other agreement with respect to any such Products. The agreement applicable to a given Product shall be that agreement has the closest relationship to any Product in question based on how Product was discovered and developed.

(g) Election for Epitope Patent Compensation. For Epitope Patent-Only Transactions, Alector may elect to pay to Adimab an amount equal to [***] (“Epitope Patent Compensation”), and if Alector does so, then Alector shall not owe any share of Program Transaction Revenue with respect to such Epitope Patent-Only Transaction, and shall not owe any Net Sales royalties with respect to Net Sales within the scope of such Epitope Patent-Only Transaction. Such payment shall be made within [***] after such Epitope Patent-Only Transaction. Notwithstanding anything express or implied in the foregoing, paying the Epitope Patent Compensation shall not result in any reduction in Program Transaction Revenue payable in case of another Program Transaction relating to the same Target with the same counterparty (including an Affiliate of the contracting entity), but, for clarity, if the Epitope Patent-Only Transaction is later treated as, or part of, a Program Transaction, then any Epitope Patent IP Compensation will be credited against payments owed by Alector for such Program Transaction hereunder provided the same Target is the subject of such Program Transaction. If Alector does not timely pay the Epitope Patent Compensation for any Epitope Patent-Only

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Transaction, then such Epitope Patent-Only Transaction shall be treated as any other Program Transaction for purposes of this Agreement and there shall be no reduction of any kind to Program Transaction Revenue associated therewith if Alector makes the Revenue Election with respect to such Program Transaction. To avoid doubt, if a Program Transaction includes Epitope Patents (including the situation in which an Epitope Patent-Only Transaction is deemed part of a Program Transaction because entered into contemporaneously with, or regardless of timing, with the same counterparty (with counterparty having the same meaning as provided above) and relating to the same Target as, other elements of the Program Transaction), there shall be no adjustment or reduction of Program Transaction Revenue in relation to the Epitope Patents.

4.4 Program Transaction Revenue Payments. If the Revenue Election applies, then Alector shall pay to Adimab the percentage specified below of all Program Transaction Revenue in connection with Program Transactions for which the Revenue Election is made (other than Multi-Product Deals); and the percentage specified below of Multi-Product Deal Program Transaction Revenue for all Multi-Product Deals for which the Revenue Election is made, in each case on a transaction-by-transaction basis for each calendar year. Accordingly, the percentages in the following table shall apply to each Program Transaction and to each Multi-Product Deal, on all Program Transaction Revenue and all Multi-Product Deal Program Transaction Revenue for each such transaction, respectively, on a transaction-by-transaction and calendar year-by-calendar year basis:

Aggregate revenue for each such transaction for each calendar year	Percentage (as a percentage of Program Transaction Revenue or Multi-Product Deal Program Transaction Revenue, as applicable)
Up to [***]	[***]

From [***] to [***]	[***]

From [***] to [***]	[***]

From [***]	[***]

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By way of example, and without limitation, if the aggregate Program Transaction Revenue for a Program Transaction in a particular calendar year is [***].

The amounts due under this Section 4.4 shall be reduced by [***] percent ([***]%) to the extent that the Program Transaction Revenue or the Multi-Product Deal Program Transaction Revenue, as the case may be, is allocable to an Optimized Antibody. For such purposes, the Program Transaction Revenue allocable to the Optimized Antibody will be allocated proportionally across the revenue tiers in the table above. The amounts due under this Section 4.4 shall be payable on an ongoing basis within [***] after the calendar month in which Program Transaction Revenue or Multi-Product Deal Program Transaction Revenue, as the case may be, is received.

4.5 Royalty Payments. If the Royalty Election applies, then:

(a) Royalty Rate for Products. Alector shall pay Adimab royalties at the royalty rate set forth below of Net Sales of each Product during the applicable Royalty Term, determined on a country-by-country and Product-by-Product and calendar year-by-calendar year basis in accordance with Section 4.5(b):

Aggregate calendar year Net Sales for each Product	Royalty Rate (as a percentage of Net Sales)
Up to [***]	[***]

From [***] to [***]	[***]

From [***] to [***]	[***]

From [***]	[***]

By way of example, and without limitation, if the aggregate Net Sales of a Product in a particular calendar year is [***].

The royalty rates due under this Section 4.5(a) shall be reduced by [***] percent ([***]%) to the extent that such royalty rates are applicable to an Optimized Antibody.

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(b) Royalty Term. “Royalty Term” means, on a Product-by-Product and country-by-country basis, the time from the First Commercial Sale of such Product in such country until the [***] of the First Commercial Sale of such Product in such country.

(c) Adjustment for Third Party Patents. If Alector in-licenses any issued Patent owned by a Third Party (that does not comprise Adimab Platform/Background Patents or Adimab Program Patents) the practice of which Alector reasonably determines is necessary to as a result of Adimab’s discovery and/or optimization of a Licensed Antibody, then Alector shall have the right to credit against the payments due to Adimab upon Net Sales of a Product in a country in a calendar quarter [***] percent ([***]%) of the payments actually paid by Alector to such Third Party with respect to such patent(s) in-licensed by Alector under this Section; provided, however, that such credit shall not reduce any amount payable to Adimab hereunder for any Product to less than [***] percent ([***]%) of the amount that would otherwise be payable to Adimab for such Product in such calendar quarter. In the event that [***] percent ([***]%) of the aggregate amounts paid for Patent(s) pursuant to this Section exceed the amount by which Alector may credit and offset any particular payment to Adimab hereunder (including by reason of the fact that no payments are then owed to Adimab), Alector shall be entitled to carry forward the excess to offset against any future payments due to Adimab hereunder.

(d) Combination Products Adjustment. If Alector, its Affiliate, their successors or the Product marketer of any of them under a Program Transaction for which the Royalty Election has been made sells a Combination Product, then Net Sales for such Combination Product shall be calculated as (i) [***] percent ([***]%) of actual Net Sales (if neither clause (ii) nor clause (iii) applies); (ii) the percentage of Net Sales (or formula to calculate such percentage) mutually agreed in writing by the Parties in advance of First Commercial Sale, if the Parties mutually agree in writing to such percentage (or formula to calculate such percentage); and (iii) if the Parties have failed to agree on such percentage in writing within [***] after Alector in writing requests discussions, then the percentage of Net Sales shall be determined by arbitration under Section 10.2(b). As part of such allocation, if the Combination Product includes an Optimized Antibody, the Net Sales allocated to the Optimized Antibody component shall be allocated proportionally across the revenue tiers in the table set forth in Section 4.5(a) above.

(e) Adjustment for Compulsory License. If a compulsory license is granted to a Third Party with respect to any Product in any country in the Territory with a royalty rate lower than the applicable royalty rate set forth in this Section 4.5, and this results in a sublicense by Alector or its Affiliate to the compulsory licensee in a country and with respect to a Product for which the Royalty Election has been made, then the royalty rate to be paid by Alector on Net Sales in that country by the compulsory licensee will be reduced to [***] percent ([***]%) of the rate paid by the compulsory licensee. The royalty rate on Net Sales of such Product by entities other than the compulsory licensee in such country shall be unaffected by the compulsory license.

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(f) Other Royalty Provisions. Only one royalty will be due with respect to the same unit of Product, even if such Product unit is comprised of more than one Licensed Antibody or any modified or derivative forms thereof. No royalties will accrue on the sale or other disposition of the Product by Alector or its Affiliates, licensees or sublicensees for use in a clinical study sponsored or funded by Alector or its Affiliates, licensees or sublicensees.

4.6 Payment Timings. All Net Sales royalties due under Section 4.5 shall be paid quarterly, on a country-by-country basis, within [***] after the end of the relevant calendar quarter for which royalties are due.

4.7 Royalty Payment Reports. With respect to each calendar quarter, within [***] after the end of the calendar quarter, Alector shall provide to Adimab a written report stating the number and description of all Products sold during the relevant calendar quarter; the gross sales associated with such sales; and the calculation of Net Sales on such sales, including the amount of any deduction provided for in the definition of Net Sales in Article 1. The report shall provide all such information on a country-by-country and Product-by-Product basis. If applicable, Alector shall also include in these reports a statement of all Program Transaction Revenue share payments due for the quarter, showing the calculation of the total consideration received in connection with Program Transactions for which the Revenue Election has been made, any and all deductions in accordance with the definition of Program Transaction Revenue (with supporting detail), net Program Transaction Revenue, and Adimab’s share. Program Trade Sale Proceeds from an Alector Change of Control, and the calculation of such Program Trade Sale Proceeds, shall similarly be included in these reports.

4.8 Milestones. Subject to Section 4.9, Alector shall make milestone payments to Adimab based on achievement by Alector, its Affiliate or a counterparty to a Program Transaction or a Multi-Product Deal, as applicable, of the following milestone events:

Milestone Event	Milestone Payment*
[***]	[***]

[***]	[***]

[***]	[***]

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* - Such Milestone Payment shall be reduced by [***] percent ([***]%) in the event of that the Program Antibody or Product with respect to which the Milestone Event has occurred is an Optimized Antibody.

Each milestone payment in the foregoing table shall be paid only once with respect to each Target, no matter how many Program Antibodies/Products for such Target ultimately achieve the applicable milestone event.

On a Target-by-Target basis, if development of a first Program Antibody/Product is terminated and such first Program Antibody/Product is replaced with a second Program Antibody/Product and Alector paid any milestone payments owed to Adimab pursuant to this Section 4.8 with respect to any milestone events achieved with the first Program Antibody/Product (the “Paid/Achieved Event”), then when and if the second (or third etc.) Program Antibody/Product achieves any such Paid/Achieved Events, no corresponding milestone payment shall be due with respect to such achievements but any remaining unpaid milestone payment would be due upon the achievement of that milestone event by the second (or third etc.) Program Antibody/Product. In the event that any milestone event is achieved with respect to a Target, and a prior milestone event is not a Paid/Achieved Event with respect to such Target, Alector shall pay Adimab with respect to all milestone events for such Target, up to and including the most recently achieved milestone event. For example, [***]

For purposes of this Section 4.8:

“Phase I Trial” shall mean a human clinical trial in any country that is intended to initially evaluate the safety and/or pharmacological effect of a Product in subjects that would otherwise satisfy requirements of 21 C.F.R. 312.21(a), or its foreign equivalent.

“Phase II Trial” shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in patients with the disease or indication under study that would otherwise satisfy requirements of 21 C.F.R. 312.21(b), or its foreign equivalent.

4.9 Deferred Payment Option. The milestone payments with respect to the milestone events set forth in Section 4.8 shall be deemed met and accrue when each such milestone event is achieved for a given Program Antibody/Product. Alector may make the corresponding milestone payment in accordance with Section 4.8, or provide written notice prior to the due date for such milestone payment of its election to delay payment of such amount until the earlier of (i) the start of either a pivotal phase II clinical trial (meaning a phase II clinical trial that is expected, if successful,

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to be the final clinical trial conducted prior to the submission of an application for Marketing Approval) or a phase III clinical trial for such Program Antibody/Product, (ii) a Program Transaction with respect to such Program Antibody/Product, or (iii) an Alector Change of Control. If Alector delays any such payment in accordance with this Section 4.9, Alector shall pay Adimab, on the first business day of every calendar year, simple interest (each, an “Interest Payment”) accrued on such amounts at a rate of [***] percent ([***]%) per annum (calculated on a daily basis), from the date Alector provided notice of its election to delay payment until such milestone payments and any interest thereon are paid in full; provided, however, that if Alector ceases all research and development activities with respect to all Program Antibodies/Products against the same Target for which a payment is delayed pursuant to this Section 4.9 (other than as a result of a Program Transaction with respect thereto or an Alector Change of Control), then Alector shall not be obligated to make such Interest Payment and the corresponding milestone payment shall be waived, forever and finally; provided, further, however, that in the event that Alector subsequently resumes research or development on any Program Antibodies/Products against such Target or enters into a Program Transaction with respect thereto or an Alector Change of Control, Alector shall immediately pay to Adimab any unpaid Interest Payments and the corresponding milestone payment shall again be due and payable again on the terms specified in clauses (i) through (iii) above (including any interest which has accrued on such Interest Payments during the period since Alector last made an Interest Payment to Adimab with respect to such Target), and Alector shall resume the payment of Interest Payments on the first business day of the next calendar year, if applicable.

4.10 Payment Method. All payments due under this Agreement to Adimab shall be made by bank wire transfer in immediately available funds to an account designated by Adimab. All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “dollars” shall refer to United States dollars (i.e., the legal currency of the United States).

4.11 Taxes. Alector shall be responsible to pay and may withhold from payments made to Adimab under this Agreement any taxes required to be withheld by Alector under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Alector shall (a) deduct the Withholding Taxes from the payment amount, (b) pay all applicable Withholding Taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to Adimab within [***] following that tax payment.

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4.12 Records; Inspection.

(a) Each Party and its relevant Affiliates, licensees and sublicensees (“Related Parties”) shall keep and maintain (in conformity with the Accounting Standards), for a period of three (3) calendar years following the end of each calendar year during the term of this Agreement, complete and accurate records to enable amounts payable under this Agreement to be determined. Each Party (the “Auditing Party”) shall have the right, once per calendar year and only once with respect to the records for any given accounting period, to have an independent, certified public accounting firm reasonably acceptable to the other Party (the “Audited Party”) review any such records in the location(s) where such records are maintained by the Audited Party or any of its relevant Related Parties upon reasonable notice (which shall be no less than [***] prior written notice) and during regular business hours for the sole purpose of verifying the basis and accuracy of payments under this Agreement within the three (3) most recent calendar years as of the date of the request for review. Prior to any review, the independent certified public accounting firm shall have entered into a written agreement with the Audited Party or its relevant Related Parties limiting the use of such records to verification of the accuracy of payments due under this Agreement and prohibiting the disclosure of any information contained in such records to a Third Party for any purpose and to the Auditing Party for a purpose other than as set forth in this Section 4.12. The report of such accounting firm shall be limited to a certificate stating whether any report made or invoice or payment submitted by the Audited Party during such period is accurate or inaccurate and the actual amounts owed by or due under this Agreement to the Auditing Party for such period. After review of the certified public accounting firm’s report, the Audited Party shall promptly pay any understated amounts due to the Auditing Party, together with any interest owed thereon pursuant to Section 4.16. Any overpayment made by a Party shall be fully creditable against amounts payable in subsequent payment periods or promptly refunded, at the overpaid Party’s election. Any review or audit by an independent certified public accounting firm under this Section 4.12 is to be made at the expense of the Auditing Party, except that if the results of the review reveal that the Audited Party has underpaid (or in the case where Adimab is the Audited Party, overbilled) by [***] percent ([***]%) or more for the period under review, then the reasonable costs of such audit shall be paid promptly by the Audited Party.

(b) The Parties agree that, as between Adimab and Alector, (x) all information provided in a royalty payment report, all records kept by Alector or any relevant Related Party of Alector under Section 4.12, and any information provided by the independent certified public accounting firm to Adimab are Confidential Information of Alector, and (y) vice versa for Adimab regarding the records kept by it and its Related Parties and the information reported by the independent certified public accounting firm to Alector.

(c) Notwithstanding subsection (a), any audit of Adimab FTE records shall occur within 12 months after the end of the calendar year to which the records relate or shall be deemed irrevocably waived.

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4.13 Licensee/Sublicensee Reports, Records and Audits. If Alector grants any Product licenses or sublicenses, the agreements for such licenses and sublicenses shall include an obligation for the sublicensee to (a) maintain records adequate to document and verify the proper payments (including milestones and royalties) to be paid to Adimab; (b) provide reports with sufficient information to allow such verification; and (c) allow Adimab (or Alector if requested by Adimab) to verify the payments due; provided, however, that such audit right is not required to be any stronger than that of Section 4.12).

4.14 Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the rate of exchange (a) used by Alector (or the selling entity) for its own financial reporting purposes in its worldwide accounting system (which shall be consistent with Accounting Standards) prevailing on the third to the last Business Day of the month preceding the month in which such sales are recorded, if Alector (or the selling entity) is a public company; or (b) if Alector is not a public company, then shall be determined the same way except that the rates shall be the average of the purchase and sale rates for U.S. Dollars for such day as reported by The Wall Street Journal, Eastern Edition. With any payment in relation to which a currency conversion is performed to calculate the amount of payment due, Alector shall provide to Adimab a true, accurate and complete copy of the exchange rates used in the calculation.

4.15 Non-refundable, non-creditable payments. Each payment that is required under this Agreement is non-refundable and non-creditable.

4.16 Late Payments. Any amount owed by a Party to the other Party under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the rate of [***] percent ([***]%) per month compounded monthly, or, if lower, the highest rate permitted under applicable law.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1 Ownership of Program Patent and Program Know-How.

(a) Ownership of Program Patents. Adimab shall solely own, regardless of inventorship (but subject to Alector owning Alector Program Inventions as provided under the definition of Broad Target/Non-CDR Antibody Inventions), all Program Patents that claim Adimab Platform/Core Technology Improvements and, until and unless Alector exercises the Option for a

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given Target, Adimab shall own the Antibody Sequence Coverage on all Program Antibodies to such Target. Alector shall solely own, the Broad Target/Non-CDR Antibody Patents, all Program Patents that Cover Broad Target/Non-CDR Antibody Inventions, and from and after the date that Alector exercises the Option for a given Target, the Antibody Sequence Coverage on the Licensed Antibodies to such Target (but, to be clear, Adimab shall own the Antibody Sequence Coverage on the other Program Antibodies to such Target, subject to Section 5.4(b)). Notwithstanding the foregoing, neither Adimab nor Alector shall practice or license others to practice the Antibody Sequence Coverage in activities that are outside the scope of the license to Alector in Section 3.3). Other than (1) Program Patents that claim Adimab Platform/Core Technology Improvements, (2) Program Patents that claim Broad Target Inventions/Non-CDR Antibody, (3) Antibody Sequence Coverage, and (4) Broad Target Patents, Program Patents (including, for clarity, Program Antibody Patents) shall be owned based on inventorship.

(b) Filing of Program Patents. Notwithstanding Alector’s ownership of the Broad Target/Non-CDR Antibody Patents, and without modifying the definition of Broad Target/Non-CDR Antibody Patents, in case independent claims are filed that would take a given Patent outside the definitions of the foregoing term, Alector (and those deriving rights from Alector) shall not include in any Broad Target/Non-CDR Antibody Patent any Program Antibody CDR-Specific Claims, without Adimab’s advance written withholdable consent, but shall – subject to the non-disclosure requirements of Section 5.4(b)(ii) – be entitled to include Program Antibody CDR-Specific Claims that are dependent (as opposed to independent).

(c) Ownership of Program Know-How. Program Know-How that constitutes Adimab Platform/Core Technology Improvements shall be owned by Adimab (but subject to Alector owning Alector Program Inventions as provided under the definition of Broad Target/Non-CDR Antibody Inventions). Until and unless Alector exercises the Option for a given Target, other than Broad Target/Non-CDR Antibody Inventions, Adimab shall own Program Know-How to the extent that such Program Know-How relates exclusively to Program Antibodies; provided, however, that after such Option exercise, Alector shall own such Program Know-How with respect to any Licensed Antibodies (but, to be clear, Adimab shall own such Program Know-How on the other Program Antibodies, subject to Section 5.4(b)). Broad Target/Non-CDR Antibody Inventions shall be owned by Alector. All other Program Know-How shall be owned by the Party that created it.

5.2 Implementation.

(a) Assignments. Each Party hereby assigns to the other Party Program Inventions, associated Patents, and Program Know-How as necessary to achieve ownership as provided in Section 5.1. Each assigning Party shall execute and deliver all documents and instruments reasonably requested by the other Party to evidence or record such assignment or to file for, perfect or enforce the assigned rights. Each assigning Party hereby appoints the other Party as attorney-in-fact solely to execute and deliver the foregoing documents and instruments if such other Party after making reasonable inquiry does not obtain them from the assigning Party. Each Party (and its Affiliates) shall perform its activities under this Agreement through personnel who have made a similar assignment and appointment to and of such Party or its Affiliate. Each assigning Party shall make its relevant personnel (and their assignments and signatures on such documents and instruments) reasonably available to the other Party for assistance in accordance with this Article at no charge.

(b) Provisions Relating to Program Antibody Patents; Joint Ownership Implementation.

(i) Program Antibody Patents. Subject to Adimab’s rights under Section 5.2(c), neither Party is entitled to practice or license any Program Antibody Patent that is not a Licensed Program Antibody Patent without consent of and without a duty of accounting to the other Party; except that (x) Adimab may practice such Program Antibody Patents within the scope of its license under Section 3.1(b) and (y) Alector (and others) may practice such Program Antibody Patents within the scope of its license under Section 3.1(a) and covenant not to sue under Section 3.5(b).

(ii) Licensed Program Antibody Patents. Subject to Adimab’s rights under Section 5.2(c) and the financial obligations set forth in this Agreement, neither Party is entitled to practice or license any Licensed Program Antibody Patent without consent of and without a duty of accounting to the other Party; except that Alector is free to practice or sublicense all Licensed Program Antibody Patents within the scope of its license and covenant not to sue for the applicable Licensed Antibodies, Program-Benefited Antibodies and Products under Sections 3.3 and 3.5(b) while such license or covenant not to sue is in effect with respect to such Licensed Antibodies, Program-Benefited Antibodies and Products.

(iii) Joint Serendipitous Inventions. As regards Joint Serendipitous Inventions and the Program Patents to the extent claiming them, each Party is entitled to practice and license them without consent of and without a duty of accounting to the other Party in accordance with the co-ownership rights of co-inventors under U.S. law. Each Party hereby grants all permissions, consents and waivers with respect to, and all licenses under, the Joint Serendipitous Inventions and the Program Patents claiming them, as necessary to achieve throughout the world the nature of joint ownership rights of the foregoing as described in the foregoing sentence. To avoid doubt, this Section does not imply any permission, consent or waiver with respect to, or license under, any Patent or item of Know-How other than the Joint Serendipitous Inventions and the Program Patents to the extent claiming them.

(c) Reserved Rights for Adimab Antibody Library. Without limiting any licenses or other rights granted to Alector under this Agreement with respect to any Program Antibodies, Licensed Antibodies, Products or Program-Benefited Antibodies, it is understood and agreed that Adimab is not required to physically remove from its libraries, or to prevent from being included in future libraries, any Program Antibodies whatsoever, and, accordingly, Alector hereby recognizes that Adimab reserves a non-exclusive, worldwide, royalty-free, freely sublicenseable right under Program Antibody Patents: (i) for Program Antibodies to be included in antibody library(ies) transferred or licensed by Adimab to Third Parties, even recognizing that in such transactions Adimab may transfer physical possession of, knowingly or unknowingly, samples of

Program Antibodies (other than samples of Program Antibodies generated under this Agreement) in conjunction with an antibody library to a Third Party as part of such transactions (and without implying any license from Adimab or Alector to cover clinical development or commercialization of the Licensed Antibodies of this Agreement by library licensees); and (ii) to conduct any activity with respect to Program Antibodies and Program-Benefited Antibodies that are not Licensed Antibodies (or any Program-Benefited Antibodies based thereon) after the end of the applicable Option Term; provided, however, that Adimab complies with, and arrives at such non-Licensed Antibodies (or any Program-Benefited Antibodies based thereon) in a manner fully compliant with, Adimab’s covenants and obligations in this Agreement (including the restrictions on Subject Antibody Libraries contained herein), and further independently discovers the applicable antibodies.

5.3 Disclosure. During the term of the Agreement, each Party shall promptly disclose to the other Party the making, inventing, discovery, conception or reduction to practice by or on behalf of such Party of any (A) Program Inventions that would be Covered by Program Antibody Patents, or in Alector’s case that are Adimab Platform/Core Technology Improvements (which, to avoid doubt, are assigned to Adimab by this Agreement) or in Adimab’s case that are Program Inventions that would properly be claimed in an Broad Target/Non-CDR Antibody Patent, or that are Broad Target/Non-CDR Antibody Inventions (which, to avoid doubt, are assigned to Alector by this Agreement), and (B) any other Program Know-How to the extent such Program Know-How is owned by the other Party. Such disclosure shall occur as soon as possible, but in any case within [***] after the Party determines such Program Inventions or Program Know-How has been made, invented, discovered, conceived or reduced to practice. To avoid doubt, this Section shall not be read to require Adimab to disclose Program Inventions constituting Adimab Platform/Core Technology Improvements to Alector or to require Alector to disclose Program Inventions constituting Broad Target/Non-CDR Antibody Inventions to Adimab. Notwithstanding the above, in no event shall Alector be required to correlate or provide information that correlates functional activity data to any antibody sequences. In no event shall Alector be required to provide information on specific biological activities, which of the Licensed Antibodies is associated with given biological activities, and/or which of the Licensed Antibodies has been chosen as drug lead.

5.4 Patent Prosecution and Maintenance.

(a) Adimab Platform/Core Technology, Broad Target/Non-CDR Antibody Inventions and Broad Target/Non-CDR Antibody Patents. Adimab shall have the sole right (but not the obligation) to file, prosecute, maintain, defend and enforce all Program Patents that claim Adimab Platform/Core Technology Improvements and all Adimab Platform/Background Patents, all at its own expense. Alector shall have the sole right (but not the obligation) to file, prosecute, maintain, defend and enforce all Broad Target/Non-CDR Antibody Patents and Program Patents that claim Broad Target/Non-CDR Antibody Inventions, all at its own expense.

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(b) Program Antibody Patents.

(i) Alector shall have the sole right (but not the obligation) to file and prosecute all Program Antibody Patents, all at Alector’s expense, including the costs of all foreign and PCT filings. Adimab will have the opportunity to review and comment upon any patent applications and correspondence related to preparing and prosecuting such Program Antibody Patents. Alector shall incorporate Adimab’s reasonable comments and shall confer and reasonably discuss with Adimab any concerns Alector has with Adimab’s comments and seek to resolve the concerns by mutual agreement. Alector shall give Adimab no less than [***] to comment on each draft filing or patent office correspondence in connection with the foregoing prosecution. If additional documentation is required in order for Alector to exercise its rights under this paragraph, then the Parties’ respective patent counsel shall reasonably cooperate as to the form of such additional documentation and Adimab shall provide such required additional documentation (which may include a power of attorney).

(ii) Prior to applicable Option exercise, Alector shall not file any Program Antibody Patent that cannot be prevented from publishing, but shall have the right to file Patents on Broad Target/Non-CDR Antibody Inventions and Broad Target/Non-CDR Antibody Patents, regardless of whether or not they can be prevented from publishing; provided, in the case of Patents on Broad Target/Non-CDR Antibody Inventions and Broad Target/Non-CDR Antibody Patents, that if they cannot be prevented from publishing, they do not disclose Program Antibody sequences. If Alector pursuant to the foregoing sentence files any Patents on Broad Target/Non-CDR Antibody Inventions or any Broad Target/Non-CDR Antibody Patents that in either case contain Program Antibody sequences, then until and unless Alector exercises the applicable Option, Alector shall timely prevent such Patents from publishing (including by abandoning such patent application if necessary), to the degree that it is legally possible, and after Option exercise Alector shall only allow them to publish to the extent that the Program Antibody sequences that they contain are Licensed Antibody sequences.

(iii) If the Option for a Research Program is exercised by Alector, then Alector shall abandon those Program Antibody Patents that Cover or disclose Program Antibody sequences to the extent that such Program Antibodies were developed under such Research Program and are not Licensed Antibodies and Adimab shall have no right to file, prosecute or maintain such claims. If the Option Term for a Research Program with respect to a Target expires without Alector exercising the applicable Option, then Program Antibody Patents that Cover or disclose the Program

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Antibodies to such Target developed under such Research Program shall be abandoned, and Alector shall no longer have the right to file, prosecute or maintain such claims. Without Alector’s prior written consent, Adimab may not use any Confidential Information or Program Know-How of Alector, or any Program Know-How of Adimab, unless in each case independently developed in a manner in compliance with the terms of this Agreement (including the restrictions on Subject Antibody Libraries contained herein), to seek (or have or license any others to seek) any claims in any Patents which Cover or disclose Program Antibody sequences.

(c) Licensed Program Antibody Patents. If Alector exercises the Option as to any Research Program for a Target then the following applies to all Licensed Program Antibody Patents that Cover Program Antibodies to such Target:

(i) Alector will use Commercially Reasonable Efforts to prepare, file and prosecute the Licensed Program Antibody Patents. Alector shall not be entitled, in the Licensed Program Antibody Patents, to seek claims directed to Program Antibodies other than Licensed Antibodies. Adimab will have the opportunity to review and comment upon any patent applications and correspondence related to preparing and prosecuting such Licensed Program Antibody Patents. Alector shall use Commercially Reasonable Efforts to prepare and prosecute with the goal of obtaining issued valid coverage for the Licensed Antibodies through the Licensed Program Antibody Patents to the extent reasonably possible to obtain. Alector shall incorporate Adimab’s comments to the extent they are reasonable and reasonably consistent with such goal and shall confer and reasonably discuss with Adimab any concerns Alector has with Adimab’s comments and seek to resolve the concerns by mutual agreement. Alector shall give Adimab no less than [***] to comment on each draft filing or patent office correspondence in connection with the foregoing prosecution.

(ii) Alector shall cause to be filed and shall maintain, to the extent legally practicable, at least one (1) Licensed Program Antibody Patent in the Major Markets and all other countries where consistent with Commercially Reasonable Efforts to do so.

(iii) It is understood and agreed that searching for, identification and evaluation of Third Party Patents that may apply to any Program Antibodies based on sequence, Target or the like is the responsibility of Alector and Adimab shall have no responsibility for the foregoing nor liability if any such Third Party Patents exist. Adimab shall be fully responsible and liable for any breach of any representation and warranty by it with respect to Third Party Patents as set forth in Article 7, without implying any representation or warranty not set forth in such Article 7.

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(d) Other Program Inventions.

(i) Adimab Program Inventions. As between the Parties, Adimab shall have the sole right, at its sole expense and in its sole discretion, to prepare, file, prosecute, enforce and maintain (including conducting or participating in interferences and oppositions) all Program Patents claiming Adimab Program Inventions but not falling within the Program Antibody Patents, the Adimab Platform/Core Technology Improvements, or the Broad Target/Non-CDR Antibody Inventions (which, to avoid doubt, are all addressed above).

(ii) Alector Program Inventions. As between the Parties, Alector shall have the sole right, at its sole expense and in its sole discretion, to prepare, file, prosecute, enforce and maintain (including conducting or participating in interferences and oppositions) all Program Patents claiming Alector Program Inventions but not falling within the Program Antibody Patents, the Adimab Platform/Core Technology Improvements, the Broad Target/Non-CDR Antibody Inventions, or Broad Target/Non-CDR Antibody Patents (which, to avoid doubt, are all addressed above).

(iii) Joint Serendipitous Inventions. The Parties shall mutually agree which of them shall be responsible for either using its in-house patent attorneys or through mutually agreed upon outside counsel to prepare, file, prosecute, enforce and maintain Program Patents on Joint Serendipitous Inventions, and how the costs of such activities will be shared.

5.5 Patent Term Restoration. The Parties shall cooperate with each other, including by providing necessary information and assistance as the other Party may reasonably request, to obtain patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to Licensed Program Antibody Patents. After Option exercise, if elections with respect to obtaining such patent term restoration are to be made with respect to Licensed Program Antibody Patents and the Parties do not agree, Alector shall have the right to make the election and Adimab agrees to abide by such election.

5.6 Cooperation of the Parties. At the reasonable request of the responsible (as provided for in this Article 5) Party, the other Party agrees to cooperate fully in the preparation, filing, prosecution, enforcement and maintenance of any Program Patents under this Agreement. Such cooperation includes executing all papers and instruments (or causing its personnel to do so) reasonably useful to enable the other Party to apply for and to prosecute patent applications in any country; and promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, enforcement or maintenance of any such Patents.

5.7 Infringement of Patents by Third Parties.

(a) License-Competitive Infringement of Licensed Program Antibody Patents.

(i) First Right. Alector shall have the first right, but not the obligation, to enforce the Licensed Program Antibody Patents against infringement through activities or conduct of a Third Party in the Field (“License-Competitive Infringement”). Alector shall reasonably consider Adimab’s comments on any such enforcement activities. Except as provided in subsection (c) or in Section 5.8, Alector shall bear all costs and expenses for enforcement under this Section 5.7(a)(i) (including the reasonable costs of Adimab’s cooperation as required under subsection (c)).

(ii) Back-up Right for License-Competitive Infringement of Licensed Program Antibody Patents. If Alector does not bring action to prevent or abate License-Competitive Infringement within [***] in the case of an action brought under the Hatch-Waxman Act, similar U.S. act, or any ex-U.S. equivalent of the Hatch-Waxman Act) after notification thereof to or by Alector, then Adimab shall have the right, but not the obligation, to bring, at its own expense, an appropriate action against any person or entity engaged in such License-Competitive Infringement directly or contributorily; provided, however, that Adimab shall not initiate legal action without first conferring with Alector and considering in good faith Alector’s reasons for not bringing any such action.

(iii) Proceeds. Recoveries on suits under this Section 5.7(a) will be handled as provided in Section 5.8.

(b) Participation of the other Party with Respect to Infringement Suits. If a Party brings an action against Infringement under this Section 5.7, the other Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, and such Party shall cooperate fully with the Party bringing such action including by being joined as a party plaintiff if necessary to obtain standing for such action (all at the expense on a pass-through basis of the prosecuting Party).

(c) Settlement. Adimab shall not settle a claim brought under this Section 5.7 involving Licensed Program Antibody Patents in a manner that would limit or restrict the ability of Alector to develop, make or sell Products for use in the Field, or impair the exclusivity of Alector’s license rights under this Agreement, in each case without the prior written consent of Alector (which consent shall not be unreasonably withheld, conditioned or delayed). Alector shall not settle a claim

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brought under this Section 5.7 involving Licensed Program Antibody Patents in a manner that would limit or restrict the ability of Adimab to sell, practice, license and fully enjoy the benefits of Adimab’s rights in and to the Licensed Program Antibody Patents as provided in this Agreement or that shortens the life of the Licensed Program Antibody Patents or that would narrow their scope, in each case without the prior written consent of Adimab (which consent shall not be unreasonably withheld, conditioned or delayed).

5.8 Allocation of Proceeds. If monetary damages are recovered from any Third Party in an action brought by a Party under Section 5.7(a), such recovery shall be allocated first to the reimbursement of any costs and expenses incurred by the Party controlling such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel or other personnel acting in such capacity (i.e., coordination of litigation matters and the like)), to the extent not previously reimbursed, and then the same costs and expenses of the non-controlling Party, and any remaining amounts shall be split as follows:

(i) if Alector exercised its first right to bring the suit, then the rest of the remaining recovery shall be allocated [***]; and

(ii) if instead Adimab exercised its back-up right to enforce, then the rest of the remaining recovery shall be allocated [***].

ARTICLE 6

CONFIDENTIALITY; PUBLICITY.

6.1 General. Any and all information disclosed or submitted in writing or in other tangible form — or if disclosed orally, that is indicated to be confidential at the time of disclosure and [***] as such within [***] after initial disclosure — to one Party by the other Party under this Agreement or that certain Mutual Confidential Disclosure Agreement between them dated 4 March 2013, or disclosed between the Parties in the course of negotiating this Agreement or the term sheet for this Agreement whether or not reduced to writing if disclosed orally, is the “Confidential Information” of the disclosing Party. In addition, notwithstanding the foregoing, (A) the (i) information embodied in Adimab Materials is Adimab’s Confidential Information, and information embodied in the Alector Materials is Alector’s Confidential Information, and (ii) any Program Know-How or Program Invention will be treated as Confidential Information of the Party that owns such Program Know-How or Program Invention, subject to the next clause (B), and (B) sequence data (whether as to amino acid sequence or nucleic acid sequence) as to Program Antibodies shall be deemed the Confidential Information of Adimab, except that (a) sequence data

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and data generated in the Collaboration by Adimab relating to Program Antibodies shall also be the Confidential Information of Alector prior to the expiration of the Option Term for the Research Program under which such Program Antibodies are developed and (b) sequence data and data generated in the Collaboration by Adimab relating to Licensed Antibodies shall be the Confidential Information of Alector and not the Confidential Information of Adimab. Each Party shall receive and maintain the other Party’s Confidential Information in strict confidence. Neither Party shall disclose any Confidential Information of the other Party to any Third Party. Neither Party shall use the Confidential Information of the other Party for any purpose other than as required to perform its obligations or in the reasonable exercise of its rights hereunder. Each Party may disclose the other Party’s Confidential Information to the receiving Party’s directors, employees, consultants and contractors requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such person shall be bound by written agreement to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. Alector may disclose sequence data and data generated in the Collaboration by Adimab relating to Program Antibodies (even though it is Confidential Information of Adimab) to any bona fide actual or prospective permitted collaborators under Section 2.8, any Program Transaction or Alector Change of Control counterparties, acquirers, underwriters, investors, lenders or other financing sources who are obligated to keep such information confidential and not to use it other than for the Purpose (defined later in this sentence), to the extent reasonably necessary to enable such actual or prospective collaborators, licensees, sublicensees, acquirers, underwriters, investors, lenders or other financing sources to determine their interest in collaborating with, acquiring or acquiring rights from, underwriting or making an investment in, or otherwise providing financing to, Alector (the “Purpose”). Each Party agrees to take all steps necessary to ensure that the other Party’s Confidential Information shall be maintained in confidence including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. Each Party agrees that this Agreement shall be binding upon its Affiliates, and upon the employees and contractors involved in the Research Program of such Party and its Affiliates. Each Party shall take all steps necessary to ensure that its Affiliates and employees and contractors shall comply with the terms and conditions of this Agreement. The foregoing obligations of confidentiality and non-use shall survive, and remain in effect for a period of five (5) years from, the termination or expiration of this Agreement in accordance with Article 9.

6.2 Exclusions from Nondisclosure Obligation. The nondisclosure and nonuse obligations in Section 6 1 shall not apply to any Confidential Information to the extent that the receiving Party can establish by competent written proof that it:

(a) at the time of disclosure is publicly known;

(b) after disclosure, becomes publicly known by publication or otherwise, except by breach of this Agreement by such Party;

(c) was in such Party’s possession in documentary form at the time of disclosure hereunder;

(d) is received by such Party from a Third Party who has the lawful right to disclose the Confidential Information and who shall not have obtained the Confidential Information either directly or indirectly from the disclosing Party; or

(e) is independently developed by such Party (i.e., without reference to Confidential Information of the disclosing Party).

Notwithstanding the foregoing: (i) the fact that certain technology becomes publicly known shall not release a Party from the obligation to keep confidential (and not use) the information that such technology is practiced (or not practiced) by the other Party; and (ii) the fact that individual features or combinations of features of a technology are or may become publicly known shall not be deemed to indicate that the overall combination is publicly known or disclosed and shall not allow the Party to whom individual features or combinations of features of a technology was disclosed under this Agreement to disclose (or practice) such individual features or combinations of features of a technology outside the scope of a license granted to such Party under this Agreement.

6.3 Required Disclosures. If either Party is required to disclose any Confidential Information of the other Party, pursuant to a governmental law, regulation or order, an order of a court of competent jurisdiction; if strictly necessary to defend litigation (meaning that the defense would not be possible if the information were not disclosed); if necessary to prosecute a litigation under Section 5.7 or between the Parties to establish their rights under this Agreement; or to comply with the rules of the U.S. Securities and Exchange Commission or any stock exchange or listing entity, then the receiving Party may do so; provided, however, that the receiving Party shall (i) give advance written notice to the disclosing Party, (ii) make a reasonable effort to assist the disclosing Party to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, and (iii) use and disclose the Confidential Information solely to the extent required by the law, regulation, order, or rule.

6.4 Terms of Agreement. The terms of this Agreement are the Confidential Information of both Parties; provided, however, that (a) each Party shall be entitled to disclose the terms of this Agreement to bona fide actual or prospective acquirers, underwriters, investors, lenders or other financing sources (and counsel for the foregoing), (b) Alector shall be entitled to disclose the terms of this Agreement to bona fide actual or prospective Alector Change of Control or Program Transaction counterparties (and counsel for the foregoing), and (c) Adimab shall be entitled to disclose the terms of this Agreement, but excluding financial terms, the Exhibits to this Agreement, any Research Plan, and any Target identity, to actual and prospective Adimab Platform/Core Technology licensees and/or acquirors (and counsel for the foregoing) who, in the case of each of clauses (a) - (c), are obligated to keep such information confidential and not to use it other than for the Purpose (with “Purpose” being as defined in Section 6.1, both as written there and as applied mutatis mutandis to Adimab as applicable). Moreover, each Party shall be entitled to disclose the terms of this Agreement to legal, financial, business and investment banking advisors to the Party, under legally binding obligations of confidentiality and non-use outside of their representation and/or advice to the Party. In addition, if legally required, a copy of this Agreement may be filed by either Party with the SEC (or relevant ex-U.S. counterpart). In that case, the filing Party will if requested by the other Party diligently seek confidential treatment for terms of this Agreement for which confidential treatment is reasonably available, and shall provide the non-filing Party reasonable advance notice of the terms proposed for redactions and a reasonable opportunity to request that the filing Party make additional redactions to the extent confidential treatment is reasonably available under the law.

6.5 Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party shall return to the other Party all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party.

6.6 Publicity. The Parties have agreed that Adimab may issue the press release regarding this Agreement attached as Exhibit D and shall release it after the signing of this Agreement on a timeline mutually agreed by the Parties. Each Party understands that this Agreement is likely to be of significant interest to investors, analysts and others and, therefore, that either Party has the right to make announcements of events or developments with respect to this Agreement that are material to such Party. The Parties agree that any such announcement will not contain Confidential Information or, if disclosure of Confidential Information is required by law or regulation or the rules of the U.S. Securities and Exchange Commission, any stock exchange or listing entity, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed to a government agency. Each Party agrees to provide the other Party with a copy of any public announcement as soon as reasonably practicable prior to its scheduled release. Except in the case of extraordinary circumstances, each Party will provide the other with an advance copy of any announcement at least [***] prior to its scheduled release. Each Party has the right to expeditiously review and recommend changes to any announcement regarding this Agreement, provided that such right of review and recommendation will only apply for the first time that specific information is disclosed and will not apply to the subsequent disclosure of substantially similar information that has been previously disclosed. The Parties recognize the importance of announcing when antibodies discovered using the Adimab platform enter the clinic, and that Adimab shall entitled to disclose when Licensed Antibodies under this Agreement enter the clinic, in press releases mutually agreed by the Parties. Alector shall not unreasonably withhold its consent to the manner in which Adimab proposes to make disclosures that Licensed Antibodies have entered the clinic; provided, however, that the Target identity and applicable indications may not disclosed without Alector’s prior written consent in its sole discretion. Alector recognizes that Adimab at times has a practice of grouping announcements as to accomplishments in relation to multiple of its collaborations together into a single press release, and, if Alector-related accomplishments are being included in such a broader press release, Alector shall only have the right to approve the wording of those portions of the release that relate to Alector.

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6.7 Certain Data. Notwithstanding this Article 6, without disclosing Alector’s identity, the identity, nature or class of any Target, or the potential indications or class of indications, Adimab shall be entitled to disclose the following Program Antibody attributes: (a) Program Antibody binding affinities (1(D), (b) expression range regarding Program Antibodies, (c) germ line distribution of Program Antibodies, and (d) with Alector’s prior written approval, preclinical data in mammalian-cell based in vitro assays, and in no event shall Alector be required to correlate or provide information that correlates such data to any antibody sequences.

6.8 Publication. Alector may publish or present the results of the Collaboration and/or the results of evaluation of Licensed Antibodies (including during the applicable Option Terms), in each case solely with respect to Licensed Antibodies and/or their Target(s), subject to the prior review by Adimab for patentability and protection of Adimab’s Confidential Information as provided in this Section 6.8 and without disclosing Adimab Confidential Information (including sequence information that is Adimab’s Confidential Information) (and subject to Section 6.2) unless approved of in advance in writing by Adimab in its sole discretion. During the applicable Option Terms, Alector will provide to Adimab the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover such results. Adimab will designate a person or persons who will be responsible for reviewing such publications. Such designated person will respond in writing promptly and in no event later than [***] after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek (i) patent protection or (ii) delete Adimab Confidential Information or (iii) concern regarding competitive disadvantage arising from the proposal. In the event of concern, during the applicable Option Terms, Alector agrees not to submit such publication or to make such presentation that contains such information until Adimab is given a reasonable period of time (not to exceed [***]) to seek patent protection for any material in such publication or presentation that it believes is patentable and that it has the right to patent, or to resolve any other issues, and, in any case, Alector will remove from such proposed publication any Confidential Information of Adimab as requested by Adimab.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES.

7.1 Mutual. Each of Adimab and Alector hereby represents and warrants to the other of them that the representing and warranting Party is duly organized in its jurisdiction of incorporation; that the representing and warranting Party has the full power and authority to enter into this Agreement; that this Agreement is binding upon the representing and

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warranting Party; that this Agreement has been duly authorized by all requisite corporate action within the representing and warranting Party; and that the execution, delivery and performance by the representing and warranting Party of this Agreement and its compliance with the terms and conditions hereof does not and shall not conflict with or result in a breach of any of the terms and conditions of or constitute a default under (a) any agreement or other instrument binding or affecting it or its Affiliate or the property of either of them, (b) the provisions of its bylaws or other governing documents or (c) any order, writ, injunction or decree of any governmental authority entered against it or by which any of its property is bound.

7.2 Adimab. Adimab hereby represents, warrants and covenants to Alector that:

(a) As of the Effective Date Adimab has not granted or transferred, and during the term of the Agreement will not grant or transfer, any right or license to any Third Party relating to any of the Adimab Platform/Core Technology or Adimab Platform/Background Patents or Program Know-How, Program Inventions or Program Patents in a manner that would conflict with or narrow the scope of any of the rights or licenses granted to Alector hereunder (but this shall not be read to imply any obligation for Adimab to refrain from working on any particular target that Alector may propose to become a Target nor shall it imply any obligation for Adimab to obtain Control of any intellectual property not Controlled by Adimab as of the Effective Date or generated under the Collaboration).

(b) As of the Effective Date Adimab has not received written notice that it is in breach of any agreement to which it is a party that is necessary for the activities contemplated for Adimab to perform under this Agreement (to avoid doubt, including intellectual property in-licenses), to the extent rights or obligations under such agreement are pertinent to Alector’s rights and obligations hereunder.

(c) As of the Effective Date there are no claims, judgments or settlements against or amounts with respect thereto owed by Adimab or any of its Affiliates relating to the Adimab Platform/Core Technology or Adimab Platform/Background Patents, except for any minor liens and encumbrances, amounts due under in-licenses, or issue or other prosecution-related fees due patent offices, in each case that arise in the ordinary course of business and that do not materially detract from Adimab’s ability to grant licenses or rights to Alector as provided in this Agreement or to perform Adimab’s obligations under this Agreement (including, in the case of in-licenses, that any amounts due are not the subject of any breach notice received by Adimab).

(d) Prior to the Effective Date, Adimab has through outside counsel conducted one (1) or more freedom to operate analyses with respect to Adimab Platform/Core Technology as then practiced by Adimab, and to Adimab’s knowledge and belief as of the Effective Date, the practice of the Adimab Platform/Background Patents or Adimab Platform/Core Technology as practiced by Adimab as of the Effective Date does not infringe a valid, issued Patent owned by a Third Party; provided, however, that the following types of Patents are specifically excluded from such representation:

(i) Patents on the use or specific composition of the applicable antibody or Product;

(ii) Patents on the Product formulation;

(iii) Patents relating to any modification to an antibody made by or for (but other than for Alector by Adimab, excluding work by Adimab pursuant to any of the “optional” work that Alector may direct Adimab to perform in accordance with this Agreement, and without expressing any opinion as to the freedom-to-operate of any such “optional” work that may be agreed between the Parties in the Research Plans, but including any affinity maturation work by Adimab substantially in accordance with Adimab’s standard SOPs and including evolution of cross-reactivity work by Adimab substantially in accordance with Adimab’s standard SOPs) Alector or its Affiliate (including Patents relating to pegylation or other chemical modification);

(iv) Patents relating to activities performed by Alector or its Affiliate but not activities performed by Adimab;

(v) any antibody manufacturing- or production- (including expression-) related Patents;

(vi) Patents relating to the Target (including that so relate via any mechanism of action via interaction with the Target or claiming antibodies based on their interaction with the Target or their having been tested for their activity against the Target in a biological assay performed by Alector or its Affiliate); and

(vii) all other Patents that would allegedly apply (x) for any reason other than Covering the manner in which Adimab discovered the antibody based on Coverage of the Adimab Platform/Core Technology itself or its operation generally and (y) in a target-independent manner (i.e., that would apply regardless of target) and (z) independent of the identity, sequence or binding characteristics of any specific antibody.

(e) Beginning no sooner than three (3) months after the Effective Date and then as frequently as quarterly thereafter, during the Collaboration Term, Alector may request a meeting with Adimab’s CEO to discuss whether there are any updates in the Third Party Patent landscape that would cause the representation and warranty of Section 7.2(d) to be untrue if given as of the date of the Alector request instead of as of the Effective Date. If Alector enters into a joint defense/community of interest agreement in form and substance acceptable to Adimab, then Adimab’s CEO will meet with the CEO and/or a Board member of Alector to discuss the foregoing. The Parties will take care to include counsel in such discussions if and as they deem appropriate, and such discussions may take place in person or telephonically. All information disclosed pursuant to such a meeting shall be subject to the terms and conditions of the joint defense/community of interest agreement entered into by the Parties in advance of the first such meeting.

(f) To Adimab’s knowledge, Adimab’s conduct of the activities contemplated in the Research Program using the Adimab Platform/Core Technology will not misappropriate any trade secret of any Third Party (excluding, to be clear, any misappropriation associated with Alector’s provision of the Alector Materials or any Know-How provided by Alector or used by Alector under the Collaboration).

(g) Adimab’s obligations under the Collaboration will be performed with requisite care, skill and diligence, in accordance with applicable laws and industry standards, and by individuals who are appropriately trained and qualified.

7.3 Alector Covenant. Alector hereby represents, warrants and covenants to Adimab that there are and shall be no contractual or other restrictions on the use of Alector Materials (including any control antibodies that Alector will be providing to Adimab) as contemplated under this Agreement or any Research Plan that may be put in place under this Agreement, and the use of them under the Research Programs as contemplated in the applicable Research Plans will not breach any contract between Alector or its Affiliate and any Third Party, and as between the Parties Alector shall be solely responsible for any and all liabilities to Third Party(ies) for the use of the Alector Materials (including such antibodies) as contemplated in the Research Plans including any and all liability for or in connection with breach of contract (including interference with contractual relations), infringement, and the like.

7.4 DISCLAIMER OF WARRANTIES. OTHER MAN THE EXPRESS WARRANTIES OF SECTIONS 7.1, 7.2 AND 7.3, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PRODUCTS DEVELOPED UNDER THIS AGREEMENT ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE, OR THAT ANY PROGRAM PATENTS WILL ISSUE OR BE VALID OR ENFORCEABLE, OR THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

ARTICLE 8

INDEMNIFICATION

8.1 By Adimab. Adimab hereby agrees to indemnify, defend and hold harmless (collectively, “Indemnify”) Alector, its Affiliates and its and their directors, officers, agents and employees (collectively, “Alector Indemnitees”) from and against any and all liability, loss, damage or expense (including without limitation reasonable attorneys’ fees) (collectively, “Losses”) they may suffer as the result of Third Party claims, demands and actions (collectively, “Third-Party Claims”) to the extent arising out of or relating to both (x) activities under this Agreement or a grant or exercise of rights granted under this Agreement and (y) any of (a) any material breach of any of Adimab’s obligations under this Agreement or any breach (whether or not material) of a representation, warranty or covenant made by Adimab under Article 7; or (b) the negligence or intentional misconduct of Adimab Indemnitees; except in each case to the extent of any Losses (i) attributable to the negligence or intentional misconduct of any Alector Indemnitee, (ii) arising out of or relating to any material breach of any of Alector’s obligations under this Agreement, including any representation or warranty or covenant made by Alector under Article 7, or (iii) for which Alector is required to Indemnify Adimab pursuant to Section 8.2.

8.2 By Alector. Alector hereby agrees that it, its Affiliates and all Program Transaction counterparties shall Indemnify Adimab, its Affiliates and its and their directors, officers, agents and employees (collectively, “Adimab Indemnitees”) from and against any and all Losses they may suffer as the result of Third-Party Claims to the extent arising out of or relating to both (x) activities under this Agreement or a grant or exercise of rights granted under this Agreement and (y) any of (a) any material breach of any of Alector’s obligations under this Agreement or any breach (whether or not material) of a representation, warranty or covenant made by Alector under Article 7; (b) the negligence or intentional misconduct of Alector Indemnitees; (c) research, testing, development, manufacture, use, sale, distribution, licensing and/or commercialization of Licensed Antibodies and/or Products (or Program-Benefited Antibodies or products incorporating them) by or for Alector, its Affiliate or any entity deriving rights from any of them; (d) Target-related intellectual property (including Patents directed to antibodies based on their interaction with any Target); (e) Target-related or Alector Materials-related contractual obligations of Alector and its Affiliates; (f) intellectual property applying to any Program Antibody or Program-Benefited Antibody based on its sequence or other characteristics (it being understood and agreed in accordance with 7.2(d) that Adimab does not perform intellectual property searches on Program Antibodies (including sequence-based searches) and this is the responsibility of Alector); or (g) intellectual property relevant to any “optional” (as described in the last paragraph of Section 2.2(d)) activities identified in the Research Plan(s) (including any and all antibody humanization-related Patents but excluding Adimab’s activities relating to affinity maturation or evolution of cross-reactivity); except in each case to the extent of any Losses (i) attributable to the negligence or intentional misconduct of any Adimab Indemnitee (provided, however, that this shall not be read or alleged by Alector to undermine the requirement to indemnify for Third-Party intellectual property as provided for in this Section 8.2), or (ii) arising out of or relating to any material breach of any of Adimab’s obligations under this Agreement, including any representation, warranty or covenant made by Adimab under Article 7.

As regards Third Parties deriving rights from Alector or its Affiliate under this Agreement, it shall be sufficient that each such Third Party provide the foregoing indemnification solely with respect to the activities and scope of rights that are within the particular Third Party’s scope of rights received from Alector or its Affiliate, not the activities of others independently deriving rights from Alector or its Affiliate.

8.3 Procedures. Each of the foregoing agreements to Indemnify is conditioned on the relevant Adimab Indemnitees or Alector Indemnitees (a) providing prompt written notice of any Third-Party Claim giving rise to an indemnification obligation hereunder, (b) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Third-Party Claim, (c) providing reasonable assistance in the defense of such claim at the indemnifying Party’s reasonable expense, and (d) not compromising or settling such Third-Party Claim without the indemnifying Party’s advance written consent. If the Parties cannot agree as to the application of the foregoing Sections 8.1 and 8.2, each may conduct separate defenses of the Third-Party Claim, and each Party reserves the right to claim indemnity from the other in accordance with this Article 8 upon the resolution of the underlying Third-Party Claim.

8.4 Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 8 (INDEMNIFICATION) OR AS REGARDS A BREACH OF A PARTY’S RESPONSIBILITIES PURSUANT TO ARTICLE 6 (CONFIDENTIALITY; PUBLICITY), NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.

ARTICLE 9

TERM.

9.1 Term. The term of this Agreement shall commence on the Effective Date and shall expire upon (a) the expiration of the last Option (if it expires unexercised), or (b) if later, on a country-by-country basis on the expiration of the last Royalty Term for a Product in the particular country, in each case, unless earlier terminated by a Party as set forth below in this Article 9. On expiration under (b) in the particular country, the license of Section 3.3 for the corresponding Product and its Licensed Antibody shall automatically convert to be perpetual, irrevocable, non-exclusive and fully-paid in such country.

9.2 Material Breach.

(a) Either Party may terminate this Agreement for the material breach of this Agreement by the other Party, if such breach remains uncured [***] following notice from the non-breaching Party to the breaching Party specifying such breach; provided, however, that if cure of such breach cannot reasonably be effected within such [***] period, the breaching party may deliver to the non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing but in no event longer than an additional [***]. Following delivery of such a plan, the breaching Party will carry out the plan and cure the breach. If there is a good faith dispute as to the existence or cure of a breach or default pursuant to this Section 9.2, all applicable cure periods will be tolled during the existence of such good faith dispute and no termination for a breach which is disputed in good faith will become effective until such dispute is resolved pursuant to the process set forth in Section 10.2.

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(b) For Targets for which the Option has been exercised, the foregoing Section 9.2(a) applies on a Target basis if there is a material adverse effect of the breach on the rights and obligations under this Agreement with respect to such Target (and its associated Patents, Licensed Antibodies, and Products). Furthermore, if Alector is the breaching Party and the material adverse effect of the breach is limited to a given Target for which the corresponding Option has been exercised, then the termination shall be effective only as to the Target to which the uncured material breach relates (and its related Patents, Licensed Antibodies and Products). If the material breach has, or is reasonably likely to have, a material adverse effect only on the development, manufacture or commercialization of a Product in a particular jurisdiction or jurisdictions, then this Agreement shall not terminate with respect to such Product and associated Target in the Territory outside of such jurisdiction or jurisdictions, and the foregoing obligations shall only apply to the terminated jurisdiction or jurisdictions.

9.3 Elective Termination. Effective no sooner than the end of the Tail Period, Alector may terminate this Agreement in its entirety on three (3) months prior written notice to Adimab. Alector may also terminate this Agreement as to all Licensed Antibodies to a particular Target and all Products based on the terminated Licensed Antibodies by three (3) months prior written notice to Adimab. Such right to terminate on a Target basis shall be exercisable one (1) or more times (at different times for different Targets).

9.4 Survival in All Cases. Termination of this Agreement shall be without prejudice to or limitation on any other remedies available to nor any accrued obligations of either Party. In addition, Sections 2.4(c) (except that Section 2.4(c) shall not survive termination by Adimab under Section 9.2 for Alector’s uncured material breach), 2.5(a), 2.5(c) (to the extent that Alector retains rights to any Program-Benefited Antibodies pursuant to Section 9.5), 2.6, 2.7, 2.9 (except that Section 2.9 shall not survive termination by Adimab under Section 9.2 for Alector’s uncured material breach), 3.5 (to the extent that Alector retains rights to any Program-Benefited Antibodies pursuant to Section 9.5), 4.3 through 4.16 (with respect to payment obligations outstanding as the effective date of termination or expiration; with respect to any Program-Benefited Antibodies that Alector retains rights to pursuant to Section 9.5; and in the case of Section 4.3(g), payment obligations for Epitope Patent-Only Transactions after the date of termination or expiration shall continue to accrue for the life of the Epitope Patents), 5.1, 5.2(a), 5.2(b)(iii), 5.4(a) and (d), 7.3, and 7.4 and Articles 1 (to the extent the definitions in such Article are relevant to other surviving provisions of this Agreement or a covenant is contained in such Article), 6, 8, 9 and 10 shall survive any expiration or termination of this Agreement. Further, upon termination of this Agreement by either Party under Section 9.2 or 9.3, then Alector and its Affiliates will no longer develop or commercialize any Licensed Antibody or Product (subject to Section 9.2(b) for partial terminations, which for clarity shall similarly apply, mutatis mutandis, to a partial termination under Section 9.3).

9.5 Certain Consequences of Termination. If this Agreement expires or terminates in its entirety (other than an expiration under Section 9.1 following an Option exercise after all Royalty Terms have expired (“Full Payment Term Expiration”)), or in part (e.g., only in certain jurisdictions or only in connection with certain Targets), Alector hereby covenants that unless Alector agrees in writing to pay Adimab payments as set forth in Article 4 with respect to products containing a Program-Benefited Antibody as if such products were Products (and as to related transactions as if they were Program Transactions), Alector and its Affiliates shall not (a) develop or commercialize such Program-Benefited Antibody or product containing such Program-Benefited Antibody, (b) license or otherwise grant rights to any entity to do the foregoing, or (c) practice, license or assign to a Third Party, option to a Third Party or covenant not to sue a Third Party with respect to such Program-Benefited Antibody. In the event that Alector agrees to pay Adimab payments as set forth in Article 4 with respect to products containing a Program-Benefited Antibody as if such products were Products (and as to related transactions as if they were Program Transactions), then Adimab shall agree to a covenant not to sue Alector with respect to such products and transactions as set forth in Section 3.5(b). Other than after a Full Payment Term Expiration, if Alector has elected under Section 5.1 to include dependent program antibody CDR-specific claims (i.e., a patent claim that would be a Program Antibody CDR-Specific Claim but for being a dependent claim) in any Broad Target/Non-CDR Antibody Patent, then Alector shall not include such dependent claim(s) in any license granted under such Broad Target/Non-CDR Antibody Patent.

9.6 Survival of Sublicenses. In the event that the licenses granted to Alector under this Agreement are terminated, any granted sublicenses to Program Transaction counterparties (to avoid doubt, granted to Third Parties, not Alector Affiliates) will remain in full force and effect; provided, that the sublicensee is not then in breach of its Program Transaction agreement and the Program Transaction counterparty agrees to be bound to Adimab as a licensor under the terms and conditions of the Program Transaction agreement (including payment obligations), without imposing any greater obligation on Adimab than imposed on Adimab under this Agreement. Adimab will enter into appropriate agreements or amendments to the Program Transaction agreement to substitute itself for Alector as the licensor thereunder. Regardless of any prior Royalty Election or Revenue Election made by Alector, upon the effective date of such termination the Revenue Election shall apply to any Program Transaction to which Adimab becomes a party under this Section, and the provisions of Sections 4.3(c), (d), (e), (f) and (g) and Section 4.4 shall apply mutatis mutandis to require Adimab to make payments to Alector with respect to such Program Transaction in the same amounts and in relation to the same revenues and sales as such Sections of the Agreement provide for Alector to pay Adimab with respect to Program Transactions subject to the Revenue Election; provided, however, that Adimab may apply, as a credit against any future payments Adimab is required to make to Alector under this Agreement, up to [***] percent ([***]%) of the amount (“Adimab True-up Amount”) equal to (i) [***] percent ([***]%) of the total amount of any [***] or [***], as the case may be, received by Alector in respect of such Program Transaction under this Agreement prior to the effective date of termination, less (ii) [***]. To avoid doubt, Adimab is not required to assume any greater obligations to the Program Transaction counterparty than Adimab’s obligations to Alector under this Agreement, other than the obligation to provide a sublicense under the license to Adimab of Section 9.5 under any Broad Target/Non-CDR Antibody Patents.

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9.7 Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Agreement by Adimab to Alector are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Alector, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that that upon commencement of a bankruptcy proceeding by or against Adimab under the Bankruptcy Code, Alector will be entitled to a complete duplicate of, or complete access to (as Alector deems appropriate), all such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments of such intellectual property will be promptly delivered to Alector (a) upon any such commencement of a bankruptcy proceeding and upon written request by Alector, unless Adimab elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Adimab and upon written request by the Alector. Adimab (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agrees not to interfere with the exercise by Alector or its Affiliates of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agrees to assist Alector and its Affiliates in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties as reasonably necessary or desirable for Alector to exercise such rights and licenses in accordance with this Agreement. The foregoing provisions are without prejudice to any rights Alector may have arising under the Bankruptcy Code or other applicable law. Notwithstanding the foregoing in this Section 9.7, nothing in this Section 9.7 shall be read to entitle Alector to obtain disclosure of or access to Adimab Platform/Core Technology (including Adimab Platform/Core Technology Improvements), whether or not as an “embodiment,” “update,” or otherwise, at any time, and Alector shall not under any circumstances notwithstanding anything express or implied in this Agreement be entitled to disclosure of Adimab Platform/Core Technology (including Adimab Platform/Core Technology Improvements).

ARTICLE 10

MISCELLANEOUS.

10.1 Independent Contractors. The Parties shall perform their obligations under this Agreement as independent contractors. Nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement and the Parties’ relationship in connection with it shall not constitute, create or in any way be interpreted as a joint venture, fiduciary relationship, partnership or agency of any kind.

10.2 Dispute Resolution.

(a) Escalation. Either Party may refer any dispute in connection with this Agreement to senior executives of the Parties (for Adimab, an Officer or Board member who is not an Officer, Board member or stockholder in Alector or representing a fund that is a stockholder in Alector and for Alector, an Officer or Board member who is not an Officer, Board member or stockholder in Adimab or representing a fund that is a stockholder in Adimab) for good-faith discussions over a period of not less than [***] (the “Senior Executives Discussions”). Each Party will make its executives reasonably available for such discussions. If the Parties are unable to resolve the dispute through the Senior Executives Discussions within such [***], then either Party may proceed to seek arbitration of the matter.

(b) Arbitration.

(i) Any Dispute referred for arbitration shall be finally resolved by binding arbitration in accordance with the most applicable rules of the American Arbitration Association (“AAA”) and judgment on the arbitration award may be entered in any court having jurisdiction.

(ii) The arbitration shall be conducted by a panel of three (3) arbitrators with at least five (5) years’ experience in the business of biopharmaceuticals. If the issues in dispute involve scientific, technical or commercial matters, then any arbitrator chosen under this Agreement shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge as applied to the pharmaceutical industry. If the issues in dispute involve patent matters, then at least two (2) of the arbitrators shall

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

be a licensed patent attorney. Within [***] after a Party demands arbitration, each Party shall select one person to act as arbitrator, and the two Party-selected arbitrators shall select a third arbitrator within [***] after their own appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be appointed by the AAA. The seat of arbitration shall be New York, New York. All proceedings and communications as part of the arbitration shall be in English. Following selection of the third arbitrator, the arbitrators shall use all reasonable efforts to complete the arbitration proceedings and render an award within six (6) months after the last arbitrator is appointed.

(iii) Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees or arbitration, unless in each case the arbitrators agree otherwise, which they are hereby empowered, authorized and instructed to do if they determine that to be fair and appropriate.

(iv) Except to the extent necessary to confirm an award or as may be required by law, regulation, or the requirement of any exchange on which a Party’s shares are traded, neither Party shall disclose the existence, content or results of an arbitration under this Agreement without the prior written consent of the other Party.

10.3 Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws that would require the application of any other law; provided, however, that matters of intellectual property law will be determined in accordance with the United States federal law. Any and all judicial resolutions of disputes in connection with this Agreement shall be in federal court located within any of the boroughs of New York City, New York, and each Party hereby consents to the jurisdiction and venue of such courts, and waives all defenses it may have to such jurisdiction and venue, including that the court cannot assert personal jurisdiction over the defendant and forum non conveniens.

10.4 Entire Agreement. This Agreement (including its Exhibits) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter (including that certain Mutual Confidential Disclosure Agreement between the Parties dated 8 March 2011). No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

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10.5 Assignment. Neither Party may assign in whole or in part this Agreement without the advance written consent of the other Party, except as set forth in the following sentence. Either Party may assign this Agreement in its entirety to the successor to all or substantially all of its stock or assets to which this Agreement relates in connection with its merger with, or the sale of all or substantially all of its stock or assets to which this Agreement relates, to another entity, regardless of the form of the transaction. In addition, Adimab may assign this Agreement, or any of its rights under this Agreement, in connection with the sale of, monetization of, transfer of, or obtaining financing on the basis of the payments due to Adimab under this Agreement or debt or project financing in connection with this Agreement. Also, Alector may assign its rights and obligations under this Agreement on a Target-by-Target basis, at any time after Option exercise for the particular Target, to any entity to which Alector assigns all or substantially all of its assets with respect to such Target (and its related Patents, Licensed Antibodies and Products); provided that, to avoid any ambiguity as to what rights and obligations are being assigned, Adimab shall be entitled to require before the closing of such transaction that a separate document be created and signed between the Parties addressing solely the rights and obligations in relation to such Target (and its related Patents, Licensed Antibodies and Products) and it shall be only the rights and obligations set forth in such separate document that shall be assigned in the transaction. In addition, upon written request by Alector at any time during the term of this Agreement, a separate document will be created and signed between the Parties addressing solely the rights and obligations in relation to a Target (and its related Know-How, Patents, Licensed Antibodies, Program-Benefited Antibodies and Products), and such Target shall no longer be subject to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment of this Agreement not made in accordance with this Agreement is prohibited hereunder and shall be null and void.

10.6 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision shall be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.

10.7 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition, but no longer than six (6) months. For purposes of this Agreement, “Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God, war, terrorism, civil commotion, labor strike or lock-out; epidemic; failure or default of public utilities or common carriers; and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing under this Agreement shall not be excused by reason of a Force Majeure affecting the payor.

10.8 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) delivered by express delivery service, (c) personally delivered, or (d) transmitted by facsimile with proof of completed transmission and which notice by facsimile shall be followed reasonably promptly by an additional notice pursuant to one of clause (a), (b) or (c) above. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below. Alector will provide its facsimile number by written notice within [***] after the Effective Date.

If to Adimab:

Adimab, Inc.

[***]

with a required copy to each of:

Attention: General Counsel at the same address.

If to Alector:

953 Indiana Street

San Francisco, CA 94107

Attention: CEO

10.9 Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

10.10 Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on, nor to be used to interpret, the meaning of the language contained in the particular article or section.

10.11 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.

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10.12 Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. Each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article 6, and shall (to avoid doubt) be subject to the intellectual property assignment and other intellectual property provisions of Article 5 as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.

10.13 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the date first written above.

ALECTOR, LLC:	AMMAR, LLC:

Sign: /s/ Arnon Rosenthal PhD	Sign: /s/ Tillman Gerngross
Print Name: Arnon Rosenthal	Print Name: Tillman Gerngross
Title: CEO	Title: CEO
Date: September 20, 2016	Date: September 19, 2016

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED COLLABORATION AGREEMENT]

EXHIBITS LIST

A – RESEARCH OVERVIEW

B – RESEARCH PLAN

C – FORM OF QUESTIONNAIRE

D – JOINT PRESS RELEASE

EXHIBIT A

RESEARCH OVERVIEW

Alector is combining state-of-the-art antibody technology and recent discoveries in neuroimmunolgy and human genetics to develop novel therapeutics for Alzheimer’s disease, other forms of dementia, and mechanistically related neurodegenerative disorders.

A-1

EXHIBIT B

RESEARCH PLAN

Research Materials Provided by Partner

[***]

QC of Research Materials Provided by Partner

[***]

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Selection and Characterization of Human Antibodies Binding To

Target (Part I)

[***]

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Adimab Deliverables

(Completion of Part I)

[***]

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Antibody Optimization

(Part II)

[***]

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Adimab Deliverables

(Completion of Part II)

[***]

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT C

FORM OF QUESTIONNAIRE

Partner Completed Target Questionnaire

Information you are able to provide about your target will help Adimab design a customized selection strategy and detailed work plan. This will ultimately allow Adimab to deliver antibodies that fit your desired properties.

Overview

The primary factors that determine the successful outcome of an IgG library screen are

(i) the quality of the antibody library

(ii) the quality and consistency of the antigens used in the selection process

While Adimab has taken extensive steps to ensure the quality of its libraries, the antigen used to interrogate our library is provided by the Partner and must be properly characterized to meet screening requirements. Adimab has compiled the following set of criteria to help ensure the quality of the antigen(s) used in the selection process which will ultimately lead to a successful campaign. Any additional information the Partner can provide relating to your antigen is valuable. When multiple forms of the antigen are available, and are used in the selection, it increases the potential success of the campaign. As an example, an RTK-ECD can be supplied as both an Fc-fusion protein and as a tagged monomeric protein, or produced and purified using preferred host expression systems and purification tags.

Target: (sample answers provided below in blue)

•	What is the nature of your target (e.g., extracellular domain of a membrane protein)?

•	[***]

•	Does your target protein have an affinity tag?

•	If yes, what tag?

•	[***]

•	Are you aware of any post-translational modification to your target protein (e.g., N-glycosylation, O-glycosylation or phosphorylation)?

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•	[***]

•	Is your target a chimeric protein (e.g., Fc-fusion protein)?

•	[***]

•	Does your target protein interact with other proteins or form complexes?

•	[***]

•	Does your target exist naturally as a monomer, dimer, trimer, etc.?

•	[***]

•	Is your target available in multiple formats (e.g., monomeric, dimeric, multiple tags, etc.)?

•	[***]

•	How stable is your target protein (e.g., stability @ 4°C, freeze thaw cycle data)?

•	[***]

•	Do you have access to 10 nmol quantities (e.g., ~1 mg of 75 kDa protein) of your target protein?

•	[***]

•	Do you have cell-based or other assays to determine the bioactivity of your target?

•	[***]

•	Is cross-reactivity of your final antibody essential (e.g., cross-reactivity to murine, cynomolgus or macaque target)?

•	If yes, what is the homology between antigens?

•	[***]

•	Is it a cell surface target?

•	If yes, do you have a cell line over-expressing your target?

•	[***]

•	If yes, is it an adherent or suspension cell line?

•	[***]

•	Do you have a negative control cell line?

•	[***]

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Mode of action

•	Could you describe the profile of your “ideal antibody” (e.g., affinity, specificity, mechanism of action, expressability, etc.)?

•	[***]

•	Do you wish to disrupt a protein-protein interaction (e.g., a receptor-ligand interaction or dimerization)?

•	[***]

•	Do you have an existing antibody (murine or other) that binds to your target?

•	If yes, does the antibody have the “biology” you are looking for?

•	[***]

•	Are you looking to discover an antibody against a known epitope?

•	[***]

•	Can you describe the desired biological mode of action for the antibodies to be discovered?

•	[***]

•	What in vitro and in vivo screening assays are you planning to do in-house with purified IgGs discovered by Adimab?

•	[***]

•	Is ADCC expected to be important?

•	[***]

•	mAb format desired

•	[***]

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Deliverables and QC of Materials Provided to Adimab

Example: For a program directed against a RTK target, Partner delivers:

[***]

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Partner provides QC package

QC of native and biotinylated antigen will be performed by Partner. Data package to be reviewed by Adimab prior to receiving the materials.

[***]

Adimab Recommendation

[***]

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Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXHIBIT D

PRESS RELEASE

Adimab Announces New Partnerships

with XXXX, XXXX, and Alector

Continues Partnering Streak with Smaller Companies as well as Big Pharma

Lebanon, NH – [DATE] – Adimab, LLC, a leader in discovery of monoclonal and bispecific antibodies, today announced collaborations with XXXX, XXXX, and Alector, LLC. All three collaborations are structured as funded discovery deals whereby each partner will provide multiple targets to Adimab for the discovery and optimization of therapeutic monoclonal and bispecific antibodies.

“Adimab is focused on partnering with the best drug developers in the world, whether they are major pharmaceutical companies or smaller biotech companies,” said Tillman Gerngross, Co-Founder and Chief Executive Officer of Adimab. “We try to be flexible in structuring partnerships to ensure that we can work with the smartest and most experienced teams that are well positioned to take advantage of Adimab’s unique capabilities. XXXX, XXXX, and Alector are good examples of that.”

This enthusiasm is echoed by Adimab’s newest partners.

“We view Adimab as a leader in the field in antibody discovery and having access to their technology will enhance XXXX’s ability to rapidly advance the discovery and development of novel XXXX,” said XXXX, XXXX of XXXX. “Adimab’s flexibility in structuring the transaction allowed us to take advantage of their world-class technology under terms that work well for a company of our size.”

“XXXX is looking forward to leveraging the speed and quality of Adimab’s antibody discovery platform, and we expect to quickly develop multiple therapeutic programs from this partnership,” said XXXX, XXXX of XXXX. “The ability to access Adimab’s capabilities for IgG discovery, optimization and bispecifics, all within one partnership, is fantastic for us.”

“Adimab has proven that its antibody discovery and optimization platform has significant advantages over all of the alternative approaches,” said Arnon Rosenthal, Co-Founder, CEO and President of Alector. “We are thrilled to be leveraging the speed and flexibility of the Adimab platform as we explore novel biology in the neuro-degenerative space.”

D-1

Under the terms of each of these three agreements, Adimab will use its proprietary discovery and optimization platform to identify fully human antibodies and bispecifics for its customers. These agreements generally grant Adimab’s partners the right to develop and commercialize antibodies and bispecifics generated during the collaboration for potential use as therapeutic products. Adimab’s partners will typically fund research at Adimab and have the option to exclusively license antibodies and bispecifics generated during the collaboration. While the terms of individual agreements may vary, if a partner exercises its option for a particular target, Adimab would usually receive license fees, clinical milestones and royalties on therapeutic product sales.

Over the past four years, Adimab has established numerous partnerships with leading pharmaceutical companies, including Merck, Roche, Novartis, Eli Lilly, Genentech, Biogen Idec, Novo Nordisk, Human Genome Sciences, Gilead, Kyowa Hakka Kirin, GSK, and Celgene. Adimab’s partnerships range from single-target funded discovery projects to larger multi-target funded discovery collaborations. In addition, in 2013, Adimab began rolling out its technology transfer program, which allows pharmaceutical companies to obtain Adimab’s antibody discovery platform and custom antibody libraries for internal use. Early adopters of Adimab’s technology transfer program include GSK, Biogen Idec, and Novo Nordisk. These collaborations focus on antibody discovery, optimization, humanization, and bispecifics for therapeutic products.

———————————

About Adimab

Adimab’s integrated antibody discovery and optimization platform provides unprecedented speed from antigen to purified, full-length human IgGs. Adimab offers fundamental advantages by delivering diverse panels of therapeutically relevant antibodies and bispecifics that meet the most aggressive standards for affinity, epitope coverage, species cross-reactivity and developability. Adimab enables its partners to rapidly expand their biologics pipelines through a broad array of technology access arrangements. For more information, visit http://www.adimab.com.

D-2

October 1, 2017

Adimab, LLC

7 Lucent Drive

Lebanon, NH 03766

Attn: Tillman U. Gerngross, PhD, CEO

Dear Dr. Gerngross:

This letter both confirms the understanding of Adimab, LLC (“Adimab”) and Alector, LLC (“Alector”, and together with Adimab, the “Parties”) regarding certain provisions of the Third Amended and Restated Collaboration Agreement dated September 19, 2016 by and between the Parties (the “Agreement”) and amends the Agreement. Capitalized terms used in this letter and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

As we have discussed, Alector and AbbVie Biotechnology, Ltd. (“AbbVie”) intend to enter into a Program Transaction pursuant to which Alector and AbbVie shall collaborate to develop and commercialize certain Licensed Antibodies to CD33 or TREM2 and products incorporating such antibodies (“AbbVie Program Transaction”). Adimab agrees that by Alector entering into the AbbVie Program Transaction, AbbVie will be a sublicensee entitled to the benefit of Section 9.6 of the Agreement. Adimab further agrees that making, using, selling, offering to sell and importing Licensed Antibodies to CD33 or TREM2 and products incorporating such antibodies, in each case for human and non-human diagnostic, prophylactic, and therapeutic uses, is within the scope of the license to Patents and Know-How granted to Alector in Section 3.3.

Additionally, in connection with the AbbVie Program Transaction, Adimab agrees:

(i) to waive with respect to AbbVie, its affiliates and sublicensees the requirement under Section 3.3(b) that the sublicensee(s) at each tier indemnify Adimab on the same basis as provided for in Article 8 and the accompanying requirement that Adimab be named a third-party beneficiary with respect to such indemnities. For clarity, Alector shall remain liable for the activities of AbbVie, its affiliates and sublicensees under the indemnity provided by Alector under Section 8.2;

(i) notwithstanding anything to the contrary in Section 5.7 of the Agreement, Alector or its designee shall have the sole right, but not the obligation, to enforce the Licensed Program Antibody Patents against any License-Competitive Infringement, and to determine in their sole discretion the terms of any settlements which they may elect to enter into with respect thereto and the Parties further acknowledge that terms of subsections 5.7(a)(ii), 5.7(b) and 5.7(c) shall not apply in such cases. Adimab shall cooperate fully with Alector or its designee in any such enforcement action, including being joined as a party plaintiff if necessary to obtain standing for such action. As between the Parties, Alector shall bear all costs and expenses for enforcement (including the reasonable costs of Adimab’s cooperation as set forth herein, which Alector shall be responsible for on a pass-through basis); and

(iii) notwithstanding anything to the contrary in Section 5.8 of the Agreement, with respect to any monetary damages recovered by Alector or its designee (including AbbVie) from a Third Party in an enforcement of Licensed Program Antibody Patents against any License-Competitive Infringement under the AbbVie Program Transaction, such recovery shall be allocated first to the reimbursement of any costs and expenses incurred by Alector or its designee (including, for this purpose, a reasonable allocation of expenses of internal counsel or other personnel acting in such capacity (i.e., coordination of litigation matters and the like)), to the extent not previously reimbursed, and any remaining amounts (the “Remainder”) shall be distributed as follows: (i) in the event that Alector has opted out of its right to share profits with AbbVie under the AbbVie Program Transaction, then Adimab shall share equally with Alector the portion of such Remainder to which Alector is entitled under the AbbVie Program Transaction, and (ii) in the event that Alector has not opted out of its right to share profits with AbbVie under the AbbVie Program Transaction, then Adimab shall be entitled to twenty-five percent (25%) of the Remainder.

Finally, the Parties hereby amend the Agreement by deleting Section 5.4(c)(i) in its entirety and replacing it with the following:

“(i) Alector will use Commercially Reasonable Efforts to prepare, file and prosecute such Licensed Program Antibody Patents. Alector shall not be entitled, in such Licensed Program Antibody Patents, to seek claims directed to Program Antibodies other than Licensed Antibodies. Notwithstanding Section 5.4(b)(i), Alector or its designee shall have right to control, at its sole discretion, the preparation, filing and prosecution of all patent applications within such Licensed Program Antibody Patents and all correspondence related thereto. Alector agrees to provide Adimab a reasonable opportunity to review and comment on drafts of any material filings or responses to be made to applicable patent authorities together with material correspondence from such patent authorities related thereto, and shall consider in good faith Adimab’s timely submitted requests and suggestions with respect such filings and responses.”

Please confirm Adimab’s agreement and acceptance of the terms of this letter by signing this letter on the appropriate signature line below and return an original signed and dated copy of this letter to me. The terms of this letter will become effective on the date of your signature set forth below. If you have any questions or comments, please do not hesitate to contact me. Thank you.

Best Regards,	Agreed and accepted by Adimab, LLC:

/s/ Arnon Rosenthal PhD	/s/ Tillman U. Gerngross, PhD	10/4/17
Arnon Rosenthal PhD	Tillman U. Gerngross, PhD	Date
CEO, Alector	CEO

Adimab, LLC